Exhibit 10.1

[***] Indicates confidential material that has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been separately filed with the Securities and Exchange Commission.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

MASTER LICENSE AGREEMENT

マスターライセンス契約

FOR

JAPAN

Country:  Japan
Master Licensee:  RMCF Asia, Ltd.
Office:  RMCF Japan Co., Ltd.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
MASTER LICENSE AGREEMENT

TABLE OF CONTENTS

Page

1. PURPOSE	1

2. GRANT OF LICENSE	1
2.1.	Grant	1
2.2.	Franchise Agreements	2

3. FEES PAID TO LICENSOR	2
3.1.	License Fee	2
3.2.	No Refundability	2
3.3.	Continuing Fees	3
3.4.	Gross Retail Sales Defined	3
3.5.	Levies and Taxes	3
3.6.	Manner of Payment	3

4. LICENSOR’S OBLIGATIONS	4
4.1.	Licensor’s Duties	4
4.2.	Sale of Products	5

5. MASTER LICENSEE’S COVENANTS	5
5.1.	Development of Licensed Territory	5
5.2.	Development Schedule	5
5.3.	Master License Office	5
5.4.	Initial Training Program	6
5.5.	Compliance with Operations Manual	6
5.6.	Protection and Promotion of Marks and Licensed Methods	6
5.7.	Compliance with Laws	6
5.8.	Payment of Taxes and Other Obligations	6
5.9.	Site and Supply Services	7
5.10.	Control of Franchisees	7
5.11.	Attendance at Licensor’s Conferences	8
5.12.	Written Materials	8

6. TRADE AND INDUSTRIAL SECRETS	8
6.1.	Trade and Industrial Secrets	8
6.2.	Use and Limitation on Use	8
6.3.	Licensor’s Rights to New Ideas	9
6.4.	Updated Information	9
6.5.	Master Licensee’s Proprietary Information	9

7. REPRESENTATIONS OF MASTER LICENSEE	9
7.1.	Representations of Master Licensee	9

8. ADVERTISING	10
8.1.	Standards	10
8.2.	Master Licensee’s Advertising Account	10

9. LICENSED METHODS STANDARDS	10
9.1.	Licensed Methods Standards	10
9.2.	Incorporation of Licensed Methods Standards	11
9.3.	Restriction on Services and Products	11
9.4.	Inspection Rights	11

10. MARKS AND PROPRIETARY RIGHTS	11
10.1.	Ownership and Goodwill of Marks	11
10.2.	Trade Secrets	12
10.3.	No Other Mark	12
10.4.	Cessation of Use at Termination	12
10.5.	Protection of the Marks	12
10.6.	Master Licensee’s Trade Name	13
10.7.	Change of Marks	13
10.8.	Registration in Licensed Territory	13

11. REPORTS AND RECORDS	13
11.1.	Periodic Reports	13
11.2.	Annual Reports	14
11.3.	Maintenance of Records	14
11.4.	Inspection and Audit	14

12. ASSIGNMENT OF RIGHTS	14
12.1.	Assignment by Master Licensee	14
12.2.	Licensor’s Approval of Transfer	15
12.3.	Right of First Refusal	15
12.4.	Types of Assignment	16
12.5.	Assignment by Licensor	16
12.6.	Master Licensee’s Death or Incapacity	16

13. TERM AND EXPIRATION	16
13.1.	Term	16
13.2.	Rights On Expiration	17
13.3.	Exercise of Option for successor Franchise	17
13.4.	Conditions of Refusal	17

14. DEFAULT AND TERMINATION	17
14.1.	Termination by Licensor – Prior Notice and Cure	17
14.2.	Post-Termination Obligations of Master Licensee	18
14.3.	Licensor’s Assumption of Agreements	18

15. RELATIONSHIP OF THE PARTIES/INDEMNIFICATION	19
15.1.	Independent Businesspersons	19
15.2.	Indemnification	19

16. RESTRICTIVE COVENANTS	19
16.1.	Non-Competition During Term	19
16.2.	Post-Termination Covenant Not to Compete	20
16.3.	No Interference	20
16.4.	Nondisclosure and Noncompetition Agreement	20

17. INSURANCE	21
17.1.	Insurance Coverage	21
17.2.	Proof of Insurance	21

18. ENFORCEMENT	21
18.1.	ARBITRATION	21
18.2.	GOVERNING LAW	23
18.3.	CONSENT TO JURISDICTION	23
18.4.	INJUNCTIVE RELIEF	23

19. MISCELLANEOUS PROVISIONS	24
19.1.	Modification	24
19.2.	Delegation	24
19.3.	Entire Agreement	24
19.4.	Anti-Terrorism Representation	24
19.5.	Anti-Corruption Representation	24
19.6.	No Right to Set-Off	25
19.7.	Fees and Costs	25
19.8.	Severability	25
19.9.	Notices	25
19.10.	Excuse of Performance	25
19.11.	Approval Within Licensed Territory	26
19.12.	Applicable Law	26
19.13.	Translation of Agreement	26

EXHIBITS

A           Addendum to Master License Agreement
B           Form of Franchise Agreement
C           Mark Registrations in the Licensed Territory
D           Nondisclosure and Noncompetition Agreement
E           Franchise Disclosure Document with Japan Addendum

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
MASTER LICENSE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made this 27th day of April 2012, by and between ROCKY MOUNTAIN CHOCOLATE FACTORY, INC., a Colorado corporation, with its principal place of business located at 265 Turner Drive, Durango, Colorado 81303, USA (the “Licensor”) and RMCF Asia, Ltd., a Hong Kong corporation with its principal place of business located at RMCF Japan Co., Ltd., 1/F Nihon Jitensha Kaikan 1, 1-9-15 Akasaka, Minato-ku, Tokyo, 107-0052, Japan (the “Master Licensee”) who, on the basis of the mutual covenants, promises and agreements contained herein, agree as follows:

1.           PURPOSE

1.1.           The Licensor manufactures gourmet chocolates and has developed methods for establishing, operating and promoting retail stores selling gourmet chocolates and other premium confectionery products (“ROCKY MOUNTAIN CHOCOLATE FACTORY Stores” or “Stores”) which use the service mark “ROCKY MOUNTAIN CHOCOLATE FACTORY” and related trade names and trademarks (collectively the “Marks”) and the Licensor’s proprietary methods of doing business (the “Licensed Methods”).

1.2.           The Licensor grants franchises to use the Marks and Licensed Methods to individuals and entities who develop and operate ROCKY MOUNTAIN CHOCOLATE FACTORY Stores (“Franchisees”).

1.3.           The Master Licensee desires to develop ROCKY MOUNTAIN CHOCOLATE FACTORY Stores for its own account and license others to act as Franchisees of ROCKY MOUNTAIN CHOCOLATE FACTORY Stores within the country, region or territory set forth in the Addendum to Master License Agreement (“Addendum”), attached hereto as Exhibit A and incorporated herein by reference (the “Licensed Territory”), under the terms and conditions which are contained in this Agreement.

2.           GRANT OF LICENSE

2.1.           Grant.  The Licensor grants to the Master Licensee, and the Master Licensee accepts from the Licensor, the non-exclusive right to use the Marks and the Licensed Methods in connection with the operation of ROCKY MOUNTAIN CHOCOLATE FACTORY Stores for its own account and the licensing of third-party Franchisees to operate ROCKY MOUNTAIN CHOCOLATE FACTORY Stores within the Licensed Territory.  The Licensor retains the rights, among others:  (1) to use the Marks and Licensed Methods for the operation of ROCKY MOUNTAIN CHOCOLATE FACTORY Stores at any location within and outside of the Licensed Territory; and (2) to use the Marks and Licensed Methods to identify services and products, promotional and marketing efforts or related items, and to identify products and services similar to or the same as those which the Franchisees will sell, but made available through alternative channels of distribution other than through ROCKY MOUNTAIN CHOCOLATE FACTORY Stores, within and outside of the Licensed Territory, by way of mail order (including electronic mail order), the Internet and Electronic Advertising, defined in the Franchise Agreement attached hereto as Exhibit B, which includes blogs and social media such as Facebook and Twitter, by way of catalogs, telemarketing, other direct marketing methods, television, retail store display or through the wholesale sale of its products to unrelated retail outlets or to candy distributors, and (3) to use and license the use of other proprietary marks or methods in connection with the sale of products and services similar to those which the Franchisees will sell or in connection with the operation of retail stores selling gourmet chocolates or other premium confectionery products, within and outside of the Licensed Territory, which stores are the same as, or similar to, or different from a ROCKY MOUNTAIN CHOCOLATE FACTORY Store, on any terms and conditions as the Licensor deems advisable, and without granting the Master Licensee any rights therein.  The rights that are granted to the Master Licensee are for the specific Licensed Territory and cannot be transferred from or used outside of such Licensed Territory, nor can the boundaries of the Licensed Territory be altered or modified, without the prior written approval of the Licensor.  The Master Licensee acknowledges that its continued rights to develop and license ROCKY MOUNTAIN CHOCOLATE FACTORY Stores in the Licensed Territory is dependent on the Master Licensee’s continued compliance with all terms and conditions of this Agreement.  The license granted pursuant to this Agreement shall sometimes be referred to as the “Master License”.

2.2.           Franchise Agreements.  For each ROCKY MOUNTAIN CHOCOLATE FACTORY Store franchise developed in the Licensed Territory, a separate franchise agreement (“Franchise Agreement”) will be executed between Master Licensee and each Franchisee.  All Franchise Agreements granting rights to Franchisees in the Licensed Territory shall be in a form substantially similar to the Franchise Agreement attached to this Agreement as Exhibit B and incorporated herein by reference, except that Agreements executed between the Master Licensee and each Franchisee shall be translated into the language in dominant use in the Licensed Territory and shall be revised as recommended and determined by the Master Licensee, and approved by the Licensor, to comply with local law and custom.  Each ROCKY MOUNTAIN CHOCOLATE FACTORY Store developed by the Master Licensee or its affiliates in the Licensed Territory, shall be governed by individual Franchise Agreements between Master Licensee and Licensor.

3.           FEES PAID TO LICENSOR

3.1.           License Fee.  The Master Licensee acknowledges that in developing the Licensed Methods, the Licensor has made and continues to make substantial investments of time, capital, and technical and commercial research.  In consideration of the license of the Licensed Methods, Marks, provision of an initial training program, confidential information and trade secrets to be provided by the Licensor, the Master Licensee shall pay to the Licensor an initial fee (“License Fee”) in an amount and manner set forth in the Addendum attached hereto.

3.2.           No Refundability.  The Master Licensee acknowledges that the License Fee represents payment for the initial grant of the rights to use the Marks, Licensed Methods and related trade secrets and other confidential information, for the initial training program, and for the Licensor’s foregone opportunity to use or license those rights and benefits granted to the Master Licensee hereunder, that the Licensor has earned the License Fee and that the License Fee is under no circumstances refundable to the Master Licensee regardless of whether the Master Licensee ever receives payment of the full amount of any initial franchise fee from a Franchisee or whether the Franchise Agreement between a Franchisee and the Master Licensee is terminated for any reason.

3.3.           Continuing Fees.  While this Agreement is in effect, the Master Licensee shall pay Licensor each month, by the thirtieth day of the month, a percentage of the Gross Retail Sales, as designated in the Addendum attached hereto and defined below, from all ROCKY MOUNTAIN CHOCOLATE FACTORY Stores operating in the Licensed Territory in the preceding month (“Continuing Fee”), including all ROCKY MOUNTAIN CHOCOLATE FACTORY Stores owned and operated by the Master Licensee as a Franchisee.

3.4.           Gross Retail Sales Defined.  “Gross Retail Sales” shall be defined as receipts and income of any kind from all products or services sold from or through any and all ROCKY MOUNTAIN CHOCOLATE FACTORY Stores located in the Licensed Territory, including any such sale of products or services made for cash or upon credit, or partly for cash and partly for credit, regardless of collection of charges for which credit is given, less returns for which refunds are made, provided that the refund shall not exceed the sales price, and exclusive of discounts, sales taxes and other taxes, amounts received in settlement of a loss of merchandise, shipping expenses paid by the customer, revenue from the sale of gift cards and revenue from sales of non-inventory items and discount sales to corporations or to charities for fund-raising purposes.  “Gross Retail Sales” shall also include the fair market value of any services or products received by the Master Licensee or a Franchisee located in the Licensed Territory in barter or exchange for its services and products.

3.5.           Levies and Taxes.  All payments by Master Licensee to Licensor shall be made without any deduction for any taxes, except that Master Licensee shall deduct and pay to the appropriate taxing authority, on behalf of Licensor, any amount which Master Licensee is required to withhold under any laws in the Licensed Territory on payments made by Master Licensee to Licensor.  Master Licensee shall transmit to Licensor official receipts for payment of all taxes withheld.  If Master Licensee fails to withhold or pay such taxes, it shall indemnify Licensor for the full amount of such taxes and for any loss or liability occasioned by Master Licensee’s failure to withhold as required by law, including, but not limited to, any penalties, interest, and expenses incurred by Licensor.  All other taxes imposed on payments by Master Licensee to Licensor that may be imposed now or in the future under laws of the Licensed Territory or any taxing authority therein, shall be Master Licensee’s sole responsibility, and Master Licensee shall transmit such taxes to appropriate fiscal authorities.  Such taxes shall not affect Master Licensee’s obligation to make payments to Licensor as required under this Agreement.

3.6.           Manner of Payment.  All payments made to the Licensor hereunder, unless otherwise noted, shall be paid in United States Dollars.  The Licensor may designate and change payment instructions at any time on prior written notice to the Master Licensee.  The Master Licensee shall be solely responsible for the payment of any costs and charges incurred in connection with the transfer and exchange of currency over and above any fees paid hereunder.  The Master Licensee shall withhold such taxes or tariffs as may be imposed by governmental or quasi-governmental authorities in the Licensed Territory and assessed against the License Fee or Continuing Fee to be paid to the Licensor and shall provide an accounting or other documentation of any such withheld amounts and payments made therefrom, in a form as may be reasonably acceptable to the Licensor.

4.           LICENSOR’S OBLIGATIONS

4.1.           Licensor’s Duties.  The duties to be performed by the Licensor in connection with the Master License program will include the following:

a.           The Licensor will provide an initial training program in Durango, Colorado U.S.A. for the General Manager of the Master Licensee and up to three additional individuals designated by the Master Licensee.  The fee for the initial training program is included in the License Fee as designated in the Addendum attached hereto.  In addition, the Master Licensee will be responsible for all travel and living expenses related to attendance at the training program.  The training will last for seven days and will include in-store training as well as classroom instruction.

b.           The Licensor will use reasonable and diligent efforts to register the service mark “ROCKY MOUNTAIN CHOCOLATE FACTORY” in the Licensed Territory, at the Licensor’s cost, provided, however, that failure to register the Mark shall not be grounds for default or termination of this Agreement and shall not, in any event, render Licensor liable to Master Licensee for damages of any kind.

c.           The Licensor will provide advice regarding the development of a Master License business.

d.           The Licensor will provide input, in the form of advice, studies, data or written materials, to assist the Master Licensee in compiling a marketing and sales plan for its first year of operation.

e.           The Licensor will provide newsletters, ad slicks and other advertising materials, as they may be available from time to time; provided, however, that they shall be in the English language and the Master Licensee will be required to have them accurately translated for use in the Licensed Territory at the Master Licensee’s own expense.

f.           The Licensor will make available, in the English language, one or more manuals, technical bulletins, or other written materials, covering the proper operating and marketing techniques, cookbooks and recipes of a ROCKY MOUNTAIN CHOCOLATE FACTORY Store and standards and specifications for implementing the Licensed Methods, and manuals or other written materials covering the Master License operations, which may include advertising, marketing, franchise sales, franchisee selection, franchisee support, budgeting and forecasting, systems and controls, management of the advertising fund, development schedule issues, public relations, and related business systems and methods.  The manuals and other written information described herein shall collectively be referred to as the “Operations Manual.”  The Master Licensee understands that the Licensor shall accept no responsibility for insuring that the Operations Manual, and any information contained therein apply or are consistent with the laws, regulations and customs prevailing within the Licensed Territory.  The Licensor reserves the right to revise the Operations Manual from time to time as it deems necessary to update operating and marketing techniques or standards and specifications.

g.           The Licensor will make available to the Master Licensee the standard form of Franchise Agreement used by the Licensor from time to time during the term of this Agreement.  The Master Licensee will be solely responsible for the cost of translating the Franchise Agreement from English to the language predominantly in use in the Licensed Territory.

4.2.           Sale of Products.  The Licensor will make available for purchase by the Master Licensee, directly or through designated suppliers, proprietary or trademarked products or other items, including Licensor’s chocolate and other premium confectionery products, FOB Durango, Colorado, U.S.A., or other designated location in the continental United States of America as Licensor and Master Licensee shall agree.  Master Licensee agrees to purchase all chocolate and other premium confectionery products exclusively from Licensor at prices established by Licensor from time to time.  Master Licensee also agrees to purchase and sell Licensor’s proprietary or trademarked products or other items, including Licensor’s chocolate and other premium confectionery products, to Franchisees in the Licensed Territory in quantities necessary to maintain inventory in Stores according to Licensor’s standards and specifications.

5.           MASTER LICENSEE’S COVENANTS

5.1.           Development of Licensed Territory.  The Master Licensee shall offer and sell licenses or franchises in a manner consistent with the Licensor’s standards and specifications as may be established by the Licensor from time to time and in compliance with any applicable laws and regulations directly or indirectly affecting or relating to the offer and sale of licenses or franchises.  In particular, the Master Licensee agrees to create its own franchise disclosure document for use in soliciting prospective Franchisees in compliance with all applicable laws and regulations in the Licensed Territory.  The Master Licensee’s franchise disclosure document will be subject to Licensor’s approval.  The Master Licensee shall uphold the Licensor’s qualification standards in soliciting, screening, offering and selling licenses or franchises to Franchisees.  Each party shall be solely and fully responsible for insuring compliance with all applicable laws and regulations by their own employees, agents or other representatives under their control.

5.2.           Development Schedule.  The Master Licensee agrees that during the term of this Agreement, the Master Licensee will meet and maintain the sales and opening goals (“Sales and Opening Goals”) set forth in the Addendum attached hereto.  The Licensor and the Master Licensee must agree to Sales and Opening Goals for any successor term of this Agreement as set forth in Article 13 of this Agreement.

5.3.           Master License Office.  The Master Licensee agrees to obtain and at all times during the term of this Agreement maintain office facilities in the Licensed Territory for operation of the Master License (“Master Office”).  Licensor shall approve the Master Office location by its designation in the Addendum or by later executing a Rider to the Addendum if the Master Office location is not chosen as of the date of execution of this Agreement.  The Master Office shall have a dedicated telephone line which shall be answered in the name of “Rocky Mountain Chocolate Factory” and shall otherwise be equipped and furnished and have signage in a manner consistent with the image and minimum standards of the Licensor.

5.4.           Initial Training Program.  The Master Licensee agrees that its responsibilities to Franchisees in the Licensed Territory include the provision of an initial ROCKY MOUNTAIN CHOCOLATE FACTORY training program for each Franchisee, to be conducted at the Master Office, for at least two individuals representing each ROCKY MOUNTAIN CHOCOLATE FACTORY Franchisee.

5.5.           Compliance with Operations Manual.  The Master Licensee shall use the Marks and Licensed Methods only as specified in the Operations Manual.  The Master Licensee agrees that it shall comply with the Operations Manual as an essential aspect of its obligations under this Agreement and failure to substantially comply with the Operations Manual may be considered a breach of this Agreement.  The Operations Manual is the sole property of the Licensor and shall be used by the Master Licensee only during the term of this Agreement and in strict accordance with the terms and conditions hereof, except as the same may be revised or waived to comply or be consistent with the laws, regulations, or custom prevailing in the Licensed Territory.  The Master Licensee shall not duplicate the Operations Manual or disclose its contents to persons other than the Franchisees in the Licensed Territory, or employees or officers who have signed a Nondisclosure and Noncompetition Agreement substantially similar to that attached as Exhibit D hereto and incorporated herein by reference, and only to the extent that the disclosure of said information is required under this Agreement and the Operations Manual for the operation of the Master License business.  The Master Licensee shall return the Operations Manual to the Licensor on the expiration, termination or assignment of this Agreement.

5.6.           Protection and Promotion of Marks and Licensed Methods.  The Master Licensee shall operate the Master License business in accordance with the Licensed Methods standards set by the Licensor and in such a manner as not to detract from or adversely reflect on the name and reputation of the Licensor and the goodwill associated with the ROCKY MOUNTAIN CHOCOLATE FACTORY name and Marks.  The Master Licensee shall make every effort to protect, maintain and promote the Marks and the Licensed Methods, and to prevent imitations and infringements on the Marks and Licensed Methods, within the Licensed Territory.

5.7.           Compliance with Laws.  The Master Licensee shall conduct itself and operate its Master License business in compliance with all applicable laws and regulations, including franchise disclosure laws and regulations, in the Licensed Territory.  In connection therewith, the Master Licensee shall be solely and fully responsible for obtaining and maintaining any and all government permits, registrations, licenses or similar approvals to carry on the Master License business.

5.8.           Payment of Taxes and Other Obligations.  The Master Licensee shall promptly pay when due all taxes and other obligations incurred with third parties in the operation of the Master License business, including, without limitation, value-added, import/export, national insurance contributions, turnover taxes, sales and withholding taxes, and any and all accounts or other indebtedness of every kind incurred by the Master Licensee in the conduct of the Master License.  In the event of a bona fide dispute as to the liability for taxes assessed or other indebtedness, the Master Licensee shall follow the procedures of the appropriate governmental authority in the Licensed Territory.  The Master Licensee shall comply with all agreements with third parties related to the Master License business including, in particular, all provisions of any Franchise Agreements with Franchisees.

5.9.           Site and Supply Services.  The Master Licensee agrees to perform its obligations as a special agent of the Licensor in accordance with the terms and conditions of this Agreement, and only within the Licensed Territory, to perform certain site approval and development services as defined in this Section below (“Site Services”) and to establish and maintain certain supply services as defined in this Section (“Supply Services”) in accordance with the Licensor’s standards and specifications.  “Site Services” are defined as follows:

a.           Approve or disapprove of site submittal packages (containing such demographic commercial and other information as the Licensor and the Master Licensee may reasonably require) submitted to the Master Licensee by Franchisees for each location at which a Franchisee proposes to establish and operate a ROCKY MOUNTAIN CHOCOLATE FACTORY Store in the Licensed Territory.

b.           Perform on-site inspections of all ROCKY MOUNTAIN CHOCOLATE FACTORY Stores located in the Licensed Territory, including the inventory, equipment, products, materials and supplies, to ensure compliance with all standards and specifications set by the Licensor.

“Supply Services” are defined as follows:

a.           Establish and maintain all necessary relationships with suppliers located within the Licensed Territory of equipment, furniture and food items used in the operation of ROCKY MOUNTAIN CHOCOLATE FACTORY Stores in the Licensed Territory in accordance with the Licensor’s standards and specifications.  The Master Licensee shall also obtain the Licensor’s prior written approval, which approval shall not be unreasonably withheld, of any changes in the Licensor’s standards and specifications for the equipment, supplies and materials used in, and the menu items offered for sale by, ROCKY MOUNTAIN CHOCOLATE FACTORY Stores in the Licensed Territory and after the Master Licensee obtains the Licensor’s approval of any changes, advise Franchisees in the Licensed Territory regarding these changes and regarding the selection of suppliers for the purchase of such items used in connection with the ROCKY MOUNTAIN CHOCOLATE FACTORY Stores in the Licensed Territory.

5.10.           Control of Franchisees.  The Master Licensee shall assure that the standards and specifications as set forth in any and all Franchise Agreements and the Operations Manual and any and all other standards and specifications which are part of the Licensed Methods established by the Licensor are, in turn, established and maintained by the Master Licensee and the Franchisees with respect to all ROCKY MOUNTAIN CHOCOLATE FACTORY Stores in the Licensed Territory.

5.11.           Attendance at Licensor’s Conferences.  The Master Licensee may attend ongoing conferences, conventions and seminars offered by the Licensor to its Franchisees and licensees which are offered on a national basis in the United States of America, and those offered on an international basis, if any, at its own discretion.

5.12.           Written Materials.  The Master Licensee agrees to develop and use in connection with its Master License business only such written materials, training manuals and supplies which comply with the Licensor’s standards and specifications.  Unless provided to the Master Licensee in the language in dominant use in the Licensed Territory, the Master Licensee shall pay all costs of translation for such written materials and training manuals as may be necessary for use in the Licensed Territory.

6.           TRADE AND INDUSTRIAL SECRETS

6.1.           Trade and Industrial Secrets.  The Master Licensee acknowledges that the Licensor possesses certain trade and industrial secrets (the “Trade and Industrial Secrets”) relating to the operation of ROCKY MOUNTAIN CHOCOLATE FACTORY Stores, which include: (a) site selection criteria; (b) methods, processes, formats, specifications, recipes, systems, procedures, sales and marketing techniques and knowledge of and experience in the development and operation of ROCKY MOUNTAIN CHOCOLATE FACTORY Stores including any and all contents of the Operations Manual; (c) marketing programs; (d) research and development relating to new businesses and services; (e) knowledge of specifications for and suppliers of certain products, services, materials, supplies, equipment and fixtures; (f) the proprietary computer software program(s), if any, and designated equipment; and (g) knowledge of operating results and financial performance of ROCKY MOUNTAIN CHOCOLATE FACTORY Stores.  The Licensor’s Trade and Industrial Secrets shall be disclosed by the Licensor to the Master Licensee through documents, electronic or magnetic means, optical disks, microfilm, film or other similar instruments.  In view of the foregoing, any unauthorized disclosure by the Master Licensee of the Trade and Industrial Secrets provided by the Licensor pursuant to this Agreement shall entitle the Licensor to exercise all of the legal rights and remedies available to the Licensor pursuant to any applicable law or regulation.

6.2.           Use and Limitation on Use.  The Master Licensee acknowledges and agrees it will not acquire any interest in Trade and Industrial Secrets, other than the right to utilize disclosed Trade and Industrial Secrets in operating the Master License business during the term hereof and that use or duplication of any Trade and Industrial Secrets in any other business would constitute an unfair method of competition.  The Master Licensee further acknowledges and agrees that the Trade and Industrial Secrets are proprietary to the Licensor, include trade secrets of the Licensor and are disclosed to the Master Licensee solely on the condition that the Master Licensee agrees, and the Master Licensee does hereby agree, that the Master Licensee: (a) will not use any Trade and Industrial Secrets in any other business or capacity; (b) will maintain the absolute confidentiality of all of the Trade and Industrial Secrets during and after the term of this Agreement; (c) will not make unauthorized copies of any portion of the Trade and Industrial Secrets disclosed in written or other tangible forms; and (d) will adopt and implement all reasonable procedures that Licensor prescribes to prevent unauthorized use or disclosure of the Trade and Industrial Secrets.

6.3.           Licensor’s Rights to New Ideas.  The Master Licensee agrees that the Licensor shall have the right to use and authorize other ROCKY MOUNTAIN CHOCOLATE FACTORY Stores to use, and the Master Licensee shall fully and promptly disclose to the Licensor, all ideas, concepts, methods and procedures relating to the development or operations of a specialty gourmet chocolate, candy and premium confectionery products store conceived or developed by the Master Licensee or its employees, Franchisees and subfranchisees during the term of this Agreement.

6.4.           Updated Information.  The Master Licensee, within thirty days of receiving any updated information regarding the Operations Manual, shall in turn update its copy of the Operations Manual as instructed by the Licensor and shall conform its operations with the updated provisions within a reasonable time thereafter.  The Master Licensee shall also be responsible for ensuring that each of the Franchisees in the Licensed Territory shall, in turn, update their copy of the Operations Manual as instructed by the Licensor, and shall conform their operations with the updated provisions within a reasonable period of time thereafter.  The Master Licensee acknowledges that a master copy of the Operations Manual maintained by the Licensor at its principal office shall be controlling in the event of a dispute relative to the content of any Operations Manual.

6.5.           Master Licensee’s Proprietary Information.  Licensor agrees that it will not disclose to any third party any financial or other proprietary information of the Master Licensee without the Master Licensee’s prior written consent.  The foregoing shall not apply to the disclosure of such information made in the due course of Licensor’s business to any governmental agency requiring such information or pursuant to a court or governmental agency order.

7.           REPRESENTATIONS OF MASTER LICENSEE

7.1.           Representations of Master Licensee.  The Master Licensee represents and warrants that it has induced the Licensor to enter into this Agreement based on the following representations and warranties made to Licensor.  The following representations and warranties shall survive termination of this Agreement.

a.           The Master Licensee understands and acknowledges that the Licensor has made no promise or guarantee, express or implied, that the Master Licensee will be able to comply with any applicable laws and regulations concerning the sale of franchises in the Licensed Territory throughout the entire term hereof, but the Master Licensee agrees to use its best efforts to comply with the same.

b.           The Licensor has made no representations or statements of actual, average, projected or forecasted sales, profits or earnings to the Master Licensee with respect to the Master License business on which the Master Licensee has in any way relied in entering into this Agreement.

c.           The Master Licensee understands and acknowledges that the Operations Manual provided by the Licensor contains information which may not be applicable in the Licensed Territory and the Master Licensee will be required to revise those sections which are in turn provided to Franchisees.

d.           The Master Licensee acknowledges that it has read this Agreement and understands and accepts the terms contained in this Agreement as being reasonably necessary to maintain the Licensor’s high standards of quality and service and the uniformity of those standards and thereby to protect and preserve the goodwill of the Marks and the integrity of the Licensed Methods.  The Master Licensee acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that, like any other business, the nature of this business may evolve and change over time, that the investment involves business risks and that the success of the venture is largely dependent on the Master Licensee’s business abilities and efforts.  The Master Licensee further represents to the Licensor, as an inducement to its entry into this Agreement, that the Master Licensee had made no misrepresentations in obtaining the license granted pursuant to this Agreement.

e.           The Master Licensee represents that it is familiar with and has the necessary managerial and financial ability to operate, develop and maintain the Master License business and that it has sufficient staff and offices to attempt to sell, train and support prospective and future Franchisees pursuant to the Licensor’s minimum standards of quality and in accordance with the Operations Manual.

8.           ADVERTISING

8.1.           Standards.  The Master Licensee acknowledges that the advertising and promotion of the Master License business in accordance with the Licensor’s standards and specifications regarding advertising is an essential aspect of the Licensed Methods, and the Master Licensee agrees to comply with all advertising standards and specifications.

8.2.           Master Licensee’s Advertising Account.  Any advertising fees collected by the Master Licensee from Franchisees pursuant to the Franchise Agreements and retained by the Master Licensee, shall be deposited by the Master Licensee in separate bank accounts, commercial accounts or savings accounts (“Advertising Account”).  The Master Licensee will make available to the Licensor and to the Franchisees in the Licensed Territory, no later than 120 days after the end of each calendar year, an annual financial statement for the Advertising Account which indicates how deposits to the Advertising Account have been spent.  The Advertising Account will be administered by the Master Licensee, in its sole discretion, and shall be used by the Master Licensee on behalf of Franchisees in the Licensed Territory only for production and placement of media advertising, direct response literature, direct mailings, brochures, collateral material advertising, surveys of advertising effectiveness, or other advertising or public relations expenditures relating to advertising.

9.           LICENSED METHODS STANDARDS

9.1.           Licensed Methods Standards.  The Master Licensee acknowledges and agrees that the development and operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Stores in accordance with the specifications, standards, operating procedures and rules the Licensor prescribes for the operation of ROCKY MOUNTAIN CHOCOLATE FACTORY Stores as periodically modified and supplemented by Licensor in its discretion during the term (the “Licensed Methods Standards”) is the essence of this Agreement and essential to preserve the goodwill of the Marks.  Therefore, Master Licensee agrees, at all times during the term hereof, to maintain and operate, and to require Franchisees to maintain and operate, the ROCKY MOUNTAIN CHOCOLATE FACTORY Stores in accordance with each and every Licensed Methods Standard.

9.2.           Incorporation of Licensed Methods Standards.  The Master Licensee hereby agrees that Licensed Methods Standards prescribed from time to time in the Operations Manual, or otherwise communicated to Master Licensee in writing, shall constitute provisions of this Agreement as if fully set forth herein.  All references to this Agreement shall include all Licensed Methods Standards as periodically modified.

9.3.           Restriction on Services and Products.  The Master Licensee is prohibited from offering or selling through the Master License business any services or products not authorized by the Licensor.  However, if the Master Licensee proposes to offer, conduct or utilize any services, products, materials, forms, items or supplies for use in connection with or sale through the Master License business which are not previously approved by the Licensor as meeting its specifications, the Master Licensee shall first notify the Licensor in writing requesting approval.  The Licensor shall not unreasonably withhold such approval; however, in order to make such determination, the Licensor may require submission of specifications, information, or samples of such services, products, materials, forms, items or supplies.  The Licensor will advise the Master Licensee within a reasonable time whether such services, products or other items meet its specifications.

9.4.           Inspection Rights.  To ensure conformity with the standards and specifications of the Licensor, the Licensor reserves the right to inspect all aspects of the operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Stores in the Licensed Territory, during normal business hours.  The Licensor shall provide the Master Licensee with at least ten days prior written notice with respect to an upcoming inspection and the Master Licensee shall reasonably cooperate with the Licensor for the scheduling of the inspection.  The Master Licensee shall have the right to be present during any inspection conducted by the Licensor or the Licensor’s representative.

10.           MARKS AND PROPRIETARY RIGHTS

10.1.           Ownership and Goodwill of Marks.  The Master Licensee hereby acknowledges that the Licensor is the sole owner of the Marks and any goodwill established thereby and the Licensor has the sole right to license and control the Master Licensee’s use of the ROCKY MOUNTAIN CHOCOLATE FACTORY service mark and other of the Marks, and that the use of the Marks shall remain under the sole and exclusive control of the Licensor.  The Master Licensee acknowledges that it has not acquired any right, title or interest in the Marks except for the right to use the Marks in the operation of the Master License business in the Licensed Territory pursuant to this Agreement.

10.2.           Trade Secrets.  The Master Licensee hereby acknowledges that the Licensor owns and controls the distinctive plan for the establishment, operation and promotion of ROCKY MOUNTAIN CHOCOLATE FACTORY Stores and all related licensed methods of doing business, previously defined as the “Licensed Methods”, which may include, but are not limited to, distinctive layout, design and decoration for the ROCKY MOUNTAIN CHOCOLATE FACTORY Store structure, other commercial symbols, written promotional materials, advertising and accounting systems, all of which constitute trade secrets of the Licensor, and the Master Licensee acknowledges that the Licensor has valuable rights in and to such trade secrets.  The Master Licensee further acknowledges that it has not acquired any right, title or interest in the Licensed Methods except for the right to use the Licensed Methods in the operation of the Master License business as it relates to this Agreement or as may be granted by separate agreement with the Licensor.  If, in the course of operating its Master License business, the Master Licensee develops or improves any aspect of the Licensed Methods, any and all plans, methods, ideas and systems related to such development or improvement shall inure to the benefit of the Licensor and shall be owned by the Licensor as a part of the Licensed Methods.

10.3.           No Other Mark.  The Master Licensee further agrees that no Mark other than “ROCKY MOUNTAIN CHOCOLATE FACTORY” or such other Marks as may be specified by the Licensor, shall be used in the operation of the Master License business.

10.4.           Cessation of Use at Termination.  In the event this Agreement is terminated for any reason, the Master Licensee shall immediately cease using any of the ROCKY MOUNTAIN CHOCOLATE FACTORY Licensed Methods, Marks, trade names, trade dress, trade secrets, copyrights or any other symbols used to identify the Master License business, and all rights the Master Licensee had to the same shall automatically terminate.  The Master Licensee agrees to execute any documents of assignment as may be necessary to transfer any rights the Master Licensee may possess in and to the Marks to the Licensor.  Nothing herein shall affect the Master Licensee’s rights as a Franchisee under any then existing Franchise Agreement.

10.5.           Protection of the Marks.  The Licensor shall have the affirmative obligation to protect and defend its use of the Marks and the Licensor’s proprietary interests therein, which affirmative obligations shall include, without limitation, ascertaining on a periodic basis whether there is any infringing or illegal use of the Marks by any unauthorized parties within the Licensed Territory.  The Master Licensee shall notify the Licensor in writing of any possible infringement or illegal use by others of the Marks, or trademarks the same as or substantially similar to the Marks which may come to its attention.  The Master Licensee acknowledges that the Licensor shall have the right to determine whether action will be taken on account of any possible infringement or illegal use.  If such action is deemed to be necessary, the Licensor will notify the Master Licensee who will be responsible for the commencement or prosecution of such action if the Licensor determines it to be reasonably necessary for the continued protection and quality control of the Marks and Licensed Methods.  The Master Licensee and the Licensor shall equally bear one-half of the cost of any such action, including reasonable lawyer’s fees.  The Licensor shall reasonably cooperate with the Master Licensee in any such litigation; provided the Licensor shall also have the right to dictate and control the prosecution of any such action.  The Master Licensee agrees not to institute any action on account of any possible infringement or illegal use without first obtaining the Licensor’s prior written consent.

10.6.           Master Licensee’s Trade Name.  The Master Licensee acknowledges that the Licensor has a prior and superior claim to the Marks and ROCKY MOUNTAIN CHOCOLATE FACTORY trade name.  The Master Licensee shall not license or use any of the ROCKY MOUNTAIN CHOCOLATE FACTORY Marks or trade names in the legal name of its company, partnership or any other business entity used in conducting the business provided for in this Agreement.  The Master Licensee also agrees not to register or attempt to register any trade name using the words “ROCKY MOUNTAIN CHOCOLATE FACTORY” in the Master Licensee’s name or in any other person or business entity name without the prior written consent of the Licensor.  Further, except as permitted by the Operations Manual, the Master Licensee shall not use any of the Marks as part of an electronic mail address, or on any sites on the Internet or World Wide Web and the Master Licensee shall not use or register any of the Marks as a domain name on the Internet.  When this Agreement is terminated, the Master Licensee shall execute any assignment or other document the Licensor requires to transfer to the Licensor any rights the Master Licensee may possess in a trade name utilizing the mark ROCKY MOUNTAIN CHOCOLATE FACTORY or any other Mark owned by the Licensor.

10.7.           Change of Marks.  In the event that the Licensor, in its sole discretion, shall determine it necessary to modify or discontinue the use of any proprietary Marks, or to develop additional or substitute marks, the Master Licensee shall, within a reasonable time after receipt of written notice of such a modification or discontinuation from the Licensor, take such action, at the Master Licensee’s sole expense, as may be necessary to comply with such modification, discontinuation, addition or substitution; provided, however, any cost to register the additional or substitute mark shall be at the Licensor’s sole expense.

10.8.           Registration in Licensed Territory.  The Licensor is in the process of making reasonable investigations prior to applying for trademark registration with the appropriate regulatory agencies in the Licensed Territory for the service mark “ROCKY MOUNTAIN CHOCOLATE FACTORY” as described in Exhibit C, attached hereto and by this reference incorporated herein.  If the trademark registration has not been obtained as of the date of this Agreement, the Master Licensee acknowledges and understands that the Licensor shall use reasonable and diligent efforts to obtain such registration, but there is no assurance that the Licensor will succeed in obtaining such registration.  At Licensor’s request, the Master Licensee shall promptly file, as and when necessary and at Master Licensee’s sole expense, a registered user agreement, statutory declaration or other applicable document with the appropriate office in the Licensed Territory in connection with the use of the ROCKY MOUNTAIN CHOCOLATE FACTORY Mark and any other Marks which may subsequently be used by the Master Licensee in connection with this Agreement.  The Master Licensee will be responsible for any and all subsequent registered user agreements, statutory declarations or other applicable documents as may be required to be filed with the appropriate regulatory agency in connection with each Franchisee’s use of the ROCKY MOUNTAIN CHOCOLATE FACTORY mark and any other Marks of Licensor to be used by the Franchisees.

11.           REPORTS AND RECORDS

11.1.           Periodic Reports.  The Master Licensee shall supply to the Licensor such reports in a manner and form as the Licensor may, from time to time, reasonably require.

11.2.           Annual Reports.  The Master Licensee shall, within 120 days after the end of its fiscal year, provide to the Licensor, in English, annual audited financial statements, tax returns relating to the Master License business, and a certification from an independent certified public accountant that all sums due and owing hereunder have been paid.  If the certification shows an underpayment of any amounts owed to the Licensor, these amounts shall be paid to the Licensor concurrently with the submission of the statements.  In addition, the Master Licensee shall, within forty five days from the end of each calendar quarter, provide the Licensor with copies of quarterly value added tax returns or other assessment returns or reports as may be applicable.

11.3.           Maintenance of Records.  The Master Licensee shall maintain all books and records for the Master License business in accordance with generally accepted accounting principles, consistently applied, and preserve these records for at least six years after the fiscal year to which they relate.

11.4.           Inspection and Audit.  The Master Licensee shall permit the Licensor to inspect and audit the books and records of the Master License business at any reasonable time, at the Licensor’s expense.

12.           ASSIGNMENT OF RIGHTS

12.1.           Assignment by Master Licensee.  The Master License business granted herein is personal to the Master Licensee and except as stated below, the Licensor shall not allow or permit any transfer, assignment, sublicense or conveyance of this Agreement or any interest hereunder.  The Master Licensee shall not sell, transfer or assign its rights under this Agreement or any interest in it, or any part or portion of the entity that owns it, or a substantial portion of the assets used in carrying out this Agreement (including, without limitation, its right, title and interest to any Franchise Agreement to which it is a party), unless the Master Licensee obtains the Licensor’s prior written consent and the Master Licensee or the proposed transferee or both, comply with the following requirements:

a.           Payment of all amounts due and owing by the Master Licensee to the Licensor and to third parties whose debts or obligations the Licensor has guaranteed on behalf of the Master Licensee, if any;

b.           Agreement by the proposed transferee to satisfactorily complete the initial training program conducted by the Licensor, which training may be completed by the transferee either prior to or immediately after assignment of this Agreement;

c.           An express written assumption by the proposed transferee of the Master Licensee’s obligations pursuant to this Agreement and all Franchise Agreements executed with Franchisees in the Licensed Territory;

d.           Provision by the Master Licensee of thirty days written notice prior to the proposed effective date of the transfer, such notice to contain the material terms and conditions of the transfer, including without limitation, the price and terms of payment;

e.           Execution by the Master Licensee of a general release of all claims against the Licensor and an acknowledgement of the termination of all of its rights in connection with this Agreement;

f.           Payment by the Master Licensee or the proposed transferee of a transfer fee in an amount commensurate with the reasonable costs incurred by the Licensor in connection with the review and consummation of the proposed transfer and the qualification and training of the transferee, which payment shall not exceed 10% of the total purchase price to be paid by the transferee, whether to be paid in lump sum or financed;

g.           The proposed transferee shall have provided information to the Licensor sufficient for the Licensor to assess the proposed transferee’s business experience, aptitude, creditworthiness and financial resources to operate the Master License business and the Licensor shall have ascertained that the proposed transferee meets such qualifications; and

h.           The proposed transferee shall have visited the corporate headquarters of the Licensor and shall have been evaluated and reasonably approved by the Licensor.

12.2.           Licensor’s Approval of Transfer.  The Licensor has thirty days from the date of notice from the Master Licensee to approve or disapprove the Master Licensee’s proposed assignment.  The Master Licensee acknowledges that the Licensor may withhold approval of a proposed assignment or proposed transferee for any commercially reasonable cause, including without limitation, the transferee’s financial capability or its suitability to act as the Licensor’s special agent in the Licensed Territory, irrespective of how such financial capability or suitability compares to that of the Master Licensee.  If the Master Licensee and its proposed transferee comply with all conditions for assignment set forth herein and the Licensor has not given the Master Licensee notice of its approval or disapproval within such period, approval is deemed granted.

12.3.           Right of First Refusal.  In the event the Master Licensee wishes to sell, transfer or assign its rights under this Agreement or any interest in it, or any substantial portion of the assets used in carrying out this Agreement to a third party, the Master Licensee agrees to grant to the Licensor a thirty day right of first refusal to purchase such rights or assets on the same terms and conditions as are contained in the written offer to purchase submitted to the Master Licensee by the proposed purchaser.  The Master Licensee shall immediately notify the Licensor of such offer by sending a written notice via courier, telegram or telefax to the Licensor enclosing a copy of the written offer from the proposed purchaser and receipt of such notice must be confirmed in writing on receipt by Licensor.  Such right of first refusal is effective for each proposed assignment Absence of a reply to the Master Licensee’s notice of a proposed assignment within the thirty day period is deemed a waiver of such right of first refusal.  The right of first refusal period will run concurrently with the period in which the Licensor has to approve or disapprove the proposed transferee.  If the Licensor chooses not to exercise its right of first refusal, the Master Licensee shall be free to complete the sale, transfer or assignment, subject to compliance with all other pre-conditions for assignment set forth herein.

12.4.           Types of Assignment.  The Master Licensee acknowledges that the Licensor’s right to approve or disapprove a proposed sale or transfer provided for herein shall apply (a) if the Master Licensee is a partnership or other business association, to the addition or deletion of a partner or a member of the association or the transfer of any partnership or membership interest among existing partners or members; (b) if the Master Licensee is a corporation or company, to any proposed transfer or assignment of 25% or more of the stock or other ownership interest in the Master Licensee, whether such transfer occurs in a single transaction or several transactions; and (c) if the Master Licensee is an individual, to the transfer from such individual or individuals to a company controlled by him, her or them, in which case the Licensor’s approval will be conditioned on the continuing personal guarantee of the individual (or individuals) for the performance of obligations under this Agreement, and other reasonable conditions.  With respect to a proposed transfer as described in subsection (c) of this section, the Licensor’s right of first refusal to purchase, as set forth above, shall not apply and the Licensor will waive any transfer fee chargeable to the Master Licensee for a transfer under these circumstances.

12.5.           Assignment by Licensor.  This Agreement is fully assignable by the Licensor and shall inure to the benefit of any assignee or other legal successor in interest The Licensor shall also have the right to delegate the performance of any portion or all of its obligations hereunder to third parties, whether the same are agents of the Licensor or independent contractors with whom the Licensor has contracted to provide such services.  The Master Licensee agrees in advance to any such delegation by the Licensor of any part or portion of its obligations and duties hereunder.

12.6.           Master Licensee’s Death or Incapacity.  On the death or permanent disability of the Master Licensee (or the individual controlling the Master Licensee entity), the executor, administrator, conservator, guardian or other personal representative of such person shall transfer the Master Licensee’s interest in this Agreement or such interest in the Master Licensee entity to an approved third party.  Such disposition of this Agreement or such interest (including, without limitation, transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed 180 days from the date of death or permanent disability, and shall be subject to all terms and conditions applicable to transfers contained in this Article 12, including the granting of a right of first refusal to the Licensor.  Provided, however, that for the purposes of this Article 12, there shall be no fee charged by the Licensor for the initial training program offered to the transferee.  Failure to transfer the interest in this Agreement or such interest in the Master Licensee entity within said period of time shall constitute a breach of this Agreement.  For the purposes hereof, the term “permanent disability” shall mean a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent the Master Licensee or the owner of a controlling interest in the Master Licensee entity from supervising the management and operation of the Master License business for a period of 180 days from the onset of such disability, impairment or condition.

13.           TERM AND EXPIRATION

13.1.           Term.  The term of this Agreement is for a period of ten years from the date of this Agreement, unless sooner terminated as provided herein or in the Addendum.

13.2.           Rights On Expiration.  At the end of the initial term hereof, the Master Licensee may renew the franchise rights granted hereunder for consecutive terms of ten years each if the Master Licensee:

a.           At least thirty days prior to expiration of the term, executes the then current form of Master License Agreement; provided, however, the terms of the Master License Agreement shall be no less favorable than those terms and conditions then being offered to third parties;

b.           Has complied with all provisions of this Agreement during the initial term.  “Compliance” shall mean, at a minimum, that the Master Licensee has not received written notification from the Licensor of a material breach hereunder more than five times during the term hereof;

c.           Executes a general release covering all claims the Master Licensee may have against the Licensor in connection with the completion of the then applicable term of this Agreement; and

d.           Pays a successor Master License fee as designated in the Addendum attached hereto.

13.3.           Exercise of Option for successor Franchise.  The Master Licensee may exercise its renewal option by giving notice of such exercise to the Licensor at least 120 days prior to the scheduled expiration of this Agreement and thereafter complying with the other conditions of renewal set forth in this Agreement within ninety days after such notice.

13.4.           Conditions of Refusal.  The Licensor shall not be obligated to renew this Agreement if the Master Licensee fails to comply with any of the above conditions of renewal.  In such event, the Licensor shall give notice of nonrenewal at least 180 days prior to the expiration of the term (unless nonrenewal is due to a default of Section 13.2(a) above), and such notice shall set forth the reasons for such refusal to renew.

14.           DEFAULT AND TERMINATION

14.1.           Termination by Licensor – Prior Notice and Cure.  The Licensor shall have the right to terminate this Agreement, on ninety days prior written notice, if the Master Licensee breaches any material provision of this Agreement.  Under circumstances where the breach is of the nature that it may be remedied through the actions of the Master Licensee, the Licensor shall permit the Master Licensee the same ninety day period to remedy any such breach or default, after which time, if the breach or default has not been remedied, the Licensor may terminate this Agreement immediately.  Notwithstanding the foregoing, if the breach is remediable, but is of a nature which cannot be reasonably remedied within such ninety day period and the Master Licensee has commenced and is continuing to make good faith efforts to remedy the breach during such ninety day period, then the Master Licensee shall be given an additional reasonable period of time to remedy the same and this Agreement shall not terminate.  Under no circumstances will the Licensor terminate this Agreement without good cause.

14.2.           Post-Termination Obligations of Master Licensee.  The Master Licensee is obligated on termination or nonrenewal of this Agreement to:

a.           Pay to the Licensor all fees, and any and all amounts or accounts payable then owed the Licensor or its affiliates pursuant to this Agreement, or pursuant to any other agreement, whether written or oral, between the parties, within fifteen days of the effective date of such termination;

b.           Immediately cease to identify the Master License business as being, or having been, associated with the Licensor, and immediately cease using any of the Marks, or any mark in any way associated with the Licensed.  Methods for any purpose, except pursuant to any other effective agreement with the Licensor;

c.           Deliver to the Licensor all signs, sign-faces, advertising materials, stationery, videotapes, forms and other materials bearing any of the Marks or otherwise identified with the Licensor;

d.           Immediately deliver to the Licensor the Operations Manuals in its possession and all other information, documents and copies thereof which are proprietary to the Licensor;

e.           Promptly take such action as may be required to cancel all trade names or equivalent registrations relating to its use of any Marks of the Licensor or, at the option of the Licensor, assign the same to the Licensor;

f.           Abide by the provisions related to transfer of any and all of the Master Licensee’s interest under any Franchise Agreements, as set forth below and offer to the Licensor the option to take assignment of the Franchise Agreements then in effect with Franchisees in the Licensed Territory;

g.           Deliver to the Licensor the names, addresses, telephone numbers and any other information in the Master Licensee’s possession, regarding all sales leads of prospective Franchisees within the Licensed Territory; and

h.           Abide by all restrictive covenants as set forth in Article 16 below.

14.3.           Licensor’s Assumption of Agreements.  If this Agreement expires according to its terms, or is terminated or not renewed by the Licensor due to any material breach in this Agreement by the Master Licensee, or is terminated by the Master Licensee contrary to the terms of this Agreement, then the Licensor shall have the option, but not the obligation, to take assignment of any and all of the Master Licensee’s interest as Master Licensee (but not as Franchisee) under any Franchise Agreements then in effect with Franchisees in the Licensed Territory, on its own or its designee’s behalf.  In the event the Licensor assumes the Master Licensee’s interest in such agreements, the Master Licensee shall have no further entitlement to any fees accruing after the effective date of the assignment, and the Master Licensee shall also transfer all funds in the Advertising Account to the Licensor or its designee.

15.           RELATIONSHIP OF THE PARTIES/INDEMNIFICATION

15.1.           Independent Businesspersons.  During the term of this Agreement, the Master Licensee shall be an independent businessperson and shall in no way be considered as a general agent, partner or employee of the Licensor.  It is understood and agreed that no general agency or partnership is created by this Agreement As such, the Master Licensee has no authority of any nature whatsoever to bind the Licensor or incur any liability for or on behalf of the Licensor or to represent itself as anything other than an independent contractor.

15.2.           Indemnification.  The Master Licensee shall indemnify and hold harmless the Licensor and its officers, directors, employees, agents and representatives from all fines, suits, proceedings, claims, demands or actions (“Claims”) of any kind or nature, including reasonable lawyers’ fees, from any third party whomsoever, arising or growing out of, or otherwise connected with the Master Licensee’s operation of the Master License business, or the Franchise Agreements as may now or hereafter be executed with Franchisees in the Licensed Territory, except and unless any such Claim arises out of the authorized use of, or defense or protection of, the Marks in the Licensed Territory, or any such Claim is due to the gross negligence or willful misconduct of Licensor or arises in connection with a defect in the product made or supplied by the Licensor.

a.           If the Licensor seeks indemnification hereunder with respect to the assertion of a Claim, it shall give notice to the Master Licensee within thirty days of the Licensor becoming aware of any such Claim.  The notice shall set forth such information with respect to the Claim as is then reasonably available to the Licensor.  The Master Licensee will thereafter be entitled, at any time during the defense of the Claim, if it so elects, by written notice delivered to the Licensor within thirty days after receiving the Licensor’s notice, to assume the defense of the Claim with counsel satisfactory to the Licensor.  Notwithstanding the foregoing, (i) the Licensor shall have the right to employ its own counsel in any such case (but the fees and expenses of such counsel shall be at the expense of the Licensor as long as the Master Licensee continues to defend such matter), to defend such Claim, or to compromise or settle such Claim insofar as such compromise or settlement does not involve monetary damage or payment of money; (ii) the Licensor shall not have any obligation to give any notice of a Claim by a third party unless such Claim is in writing; and (iii) the rights of the Licensor to be indemnified herein shall not be deemed forfeited by its failure to give notice unless the Master Licensee is prejudiced by such failure.

b.           After receipt of the aforesaid notice of a Claim, if the Master Licensee fails to assume the defense of the Licensor against such Claim, the Licensor shall have the right to undertake the defense and to compromise or settle such Claim on behalf of and for the account and risk of the Master Licensee, and at the Master Licensee’s expense, payable to the Licensor on written demand.

16.           RESTRICTIVE COVENANTS

16.1.           Non-Competition During Term.  While this Agreement is in effect, the Master Licensee and its officers, partners, directors, agents or employees who have completed the Licensor’s initial training program or had access to the Operations Manual, including without limitation, the beneficial owners of a 5% or greater interest in the Master Licensee, where the Master Licensee is a company, shall not, directly or indirectly, engage in or participate as an owner, officer, partner, director, agent, franchise sales agent, employee or otherwise, in any other business which engages in, or licenses or franchises others to engage in, a business which is the same as or substantially similar to a ROCKY MOUNTAIN CHOCOLATE FACTORY Store, including without limitation, any business operating a retail, wholesale, distribution or manufacturing business deriving more than 5% of their gross receipts from the sale of candy, cookies, other confectionery products, and related non-confectionery items similar to items sold by ROCKY MOUNTAIN CHOCOLATE FACTORY Stores (“Competitive Business”), without having first obtained the Licensor’s written consent.

16.2.           Post-Termination Covenant Not to Compete.  The Master Licensee has acquired from the Licensor confidential information regarding Licensor’s trade secrets and Licensed Methods which, in the event of a termination of this Agreement, could be used by the Master Licensee to injure the Licensor.  As a result, the Master Licensee and its officers, partners, directors, agents or employees who have completed the Licensor’s initial training program or had access to the Operations Manual, including without limitation, the beneficial owners of 5% or more of the ownership interest in a Master Licensee which is a company, shall not for a period of two years from the date of termination, transfer or expiration of this Agreement, or for a period of two years after termination or cessation of such person’s relationship with the Master Licensee in such capacity, whichever first occurs, without first having obtained the Licensor’s consent, engage in or participate as an owner, officer, partner, director, franchise sales agent, agent or employee, in any other business which engages in, or licenses or franchises others to engage in, a business which is the same as or substantially similar to a ROCKY MOUNTAIN CHOCOLATE FACTORY Store, including without limitation, any Competitive Business, and which is operating, as of the date of such termination, transfer or expiration, anywhere within twenty-five kilometers of any ROCKY MOUNTAIN CHOCOLATE FACTORY Store which is operating as of the date of such termination, transfer or expiration, unless such right is granted pursuant to a separate agreement with the Licensor.

16.3.           No Interference.  The Master Licensee agrees that during the term of this Agreement and for a period of one year thereafter, it shall in no way solicit or attempt to solicit the employees of or the business or customers of, or interfere with the business relationship established with employees or customers of, the Licensor or any other ROCKY MOUNTAIN CHOCOLATE FACTORY Stores.

16.4.           Nondisclosure and Noncompetition Agreement.  The Master Licensee shall require that any officer, partner, director, employee, or agent of the Master Licensee, execute a Nondisclosure and Noncompetition Agreement (in the form substantially similar to Exhibit D) containing the provisions as set forth herein, and further, the Master Licensee shall notify the Licensor of the identity of each and every above-described person and provide the Licensor with an originally executed copy of each such Nondisclosure and Noncompetition Agreement.

17.           INSURANCE

17.1.           Insurance Coverage.  The Master Licensee shall procure, maintain and provide evidence of insurance coverage for the Master License business operations in the amount and types which are reasonably deemed necessary by the Licensor and are in accordance with the requirements of the laws and regulations of the Licensed Territory.  All of the required policies of insurance shall name the Licensor as an additional named insured and shall provide for a thirty day advance written notice to the Licensor of cancellation.

17.2.           Proof of Insurance.  The Master Licensee will provide proof of insurance to the Licensor prior to commencement of the Master License business operations.  This proof will show that the insurer has been authorized to inform the Licensor in the event any policies lapse or are canceled.  The Licensor has the right to change the minimum amount of insurance the Master Licensee is required to maintain by giving the Master Licensee prior reasonable notice, giving due consideration to what is reasonable and customary in a similar business in the Licensed Territory.  Noncompliance with the insurance provisions set forth herein shall be deemed a material breach of this Agreement.  In the event of any lapse in insurance coverage, in addition to all other remedies, the Licensor shall have the right to demand that the Master Licensee cease operations until coverage is reinstated, or, in the alternative, pay any delinquencies in premium payments and charge the same back to the Master Licensee.

18.           ENFORCEMENT

18.1.           ARBITRATION.  EXCEPT FOR CONTROVERSIES, DISPUTES OR CLAIMS RELATED TO OR BASED ON THE MASTER LICENSEE’S USE OF THE MARKS AFTER THE EXPIRATION OR TERMINATION OF THIS AGREEMENT, ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN THE LICENSOR (OR THE LICENSOR’S SUBSIDIARIES, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, IF APPLICABLE) AND THE MASTER LICENSEE (OR THE MASTER LICENSEE’S OWNERS, GUARANTORS, AFFILIATES AND EMPLOYEES, IF APPLICABLE) ARISING OUT OF OR RELATED TO:

a.           THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE MASTER LICENSEE AND THE LICENSOR OR ANY PROVISION OF ANY SUCH AGREEMENT;

b.           THE LICENSOR’S RELATIONSHIP WITH THE MASTER LICENSEE;

c.           THE VALIDITY OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE MASTER LICENSEE AND THE LICENSOR OR ANY PROVISION OF ANY SUCH AGREEMENT; OR

d.           ANY LICENSED METHOD RELATING TO THE ESTABLISHMENT OR OPERATION OF THE MASTER LICENSE BUSINESS,

WILL BE SUBMITTED FOR BINDING ARBITRATION AND WILL BE HEARD BY ONE ARBITRATOR AND ONLY ONE ARBITRATOR IF ALLOWABLE UNDER THE APPLICABLE ARBITRATION RULES.

THE ARBITRATOR WILL HAVE THE RIGHT TO AWARD OR INCLUDE IN HIS OR HER AWARD ANY RELIEF WHICH HE OR SHE DEEMS PROPER IN THE CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, MONEY DAMAGES (WITH INTEREST ON UNPAID AMOUNTS FROM THE DATE DUE), SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF AND LAWYERS’ FEES AND COSTS, PROVIDED THAT THE ARBITRATOR WILL NOT HAVE THE RIGHT TO DECLARE ANY MARK GENERIC OR OTHERWISE INVALID OR, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, TO AWARD EXEMPLARY OR PUNITIVE DAMAGES.  THE AWARD AND DECISION OF THE ARBITRATOR WILL BE CONCLUSIVE AND BINDING UPON ALL PARTIES HERETO, AND JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION; PROVIDED, HOWEVER, THAT THE LICENSOR AND THE MASTER LICENSEE MUST CONTEMPORANEOUSLY SUBMIT THEIR DISPUTE FOR ARBITRATION ON THE MERITS AS PROVIDED HEREIN.

THE LICENSOR AND THE MASTER LICENSEE AGREE TO BE BOUND BY THE PROVISIONS OF ANY LIMITATION ON THE PERIOD OF TIME IN WHICH CLAIMS MUST BE BROUGHT UNDER APPLICABLE LAW OR THIS AGREEMENT, WHICHEVER EXPIRES EARLIER.  THE LICENSOR AND THE MASTER LICENSEE FURTHER AGREE THAT, IN CONNECTION WITH ANY SUCH ARBITRATION PROCEEDING EACH MUST SUBMIT OR FILE ANY CLAIM WHICH WOULD CONSTITUTE A COMPULSORY COUNTERCLAIM (AS DEFINED BY RULE 13 OF THE FEDERAL RULES OF CIVIL PROCEDURE) WITHIN THE SAME PROCEEDING AS THE CLAIM TO WHICH IT RELATES.  ANY SUCH CLAIM WHICH IS NOT SUBMITTED OR FILED AS DESCRIBED ABOVE WILL BE FOREVER BARRED.

THE LICENSOR AND THE MASTER LICENSEE AGREE THAT ARBITRATION WILL BE CONDUCTED ON AN INDIVIDUAL, NOT A CLASS-WIDE, BASIS, AND THAT AN ARBITRATION PROCEEDING BETWEEN THE LICENSOR, OR ITS SUBSIDIARIES, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS, AND THE MASTER LICENSEE OR ITS OWNERS, GUARANTORS, AFFILIATES AND EMPLOYEES, IF APPLICABLE, MAY NOT BE CONSOLIDATED WITH ANY OTHER ARBITRATION PROCEEDING BETWEEN THE LICENSOR AND ANY OTHER PERSON, CORPORATION, LIMITED LIABILITY COMPANY, PARTNERSHIP OR OTHER ENTITY.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, THE LICENSOR AND THE MASTER LICENSEE EACH HAVE THE RIGHT IN A PROPER CASE TO OBTAIN TEMPORARY RESTRAINING ORDERS AND TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION.

THE PROVISIONS OF THIS SECTION ARE INTENDED TO BENEFIT AND BIND CERTAIN THIRD PARTY NON-SIGNATORIES AND WILL CONTINUE IN FULL FORCE AND EFFECT SUBSEQUENT TO AND NOTWITHSTANDING THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

18.2.           GOVERNING LAW.  ALL MATTERS RELATING TO ARBITRATION WILL BE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. §§ 1 ET SEQ.).  EXCEPT TO THE EXTENT GOVERNED BY THE FEDERAL ARBITRATION ACT, THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. §§ 1051 ET SEQ.) OR OTHER FEDERAL LAW, THIS AGREEMENT, THE MASTER LICENSE BUSINESS AND ALL CLAIMS ARISING FROM THE RELATIONSHIP BETWEEN THE LICENSOR AND THE MASTER LICENSEE WILL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO U.S.A., WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES, EXCEPT THAT ANY COLORADO LAW REGULATING THE SALE OF FRANCHISES OR BUSINESS OPPORTUNITIES OR GOVERNING THE RELATIONSHIP OF A FRANCHISOR AND ITS FRANCHISEE WILL NOT APPLY UNLESS ITS JURISDICTIONAL REQUIREMENTS ARE MET INDEPENDENTLY WITHOUT REFERENCE TO THIS SECTION.

18.3.           CONSENT TO JURISDICTION.  SUBJECT TO SECTION 18.1, THE MASTER LICENSEE AND THE MASTER LICENSEE’S OWNERS AGREE THAT ALL JUDICIAL ACTIONS BROUGHT BY THE LICENSOR AGAINST THE MASTER LICENSEE OR THE MASTER LICENSEE’S OWNERS OR BY THE MASTER LICENSEE OR THE MASTER LICENSEE’S OWNERS AGAINST THE LICENSOR OR THE LICENSOR’S AFFILIATES, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES MUST BE BROUGHT IN THE DISTRICT COURT FOR THE CITY AND COUNTY OF DENVER, COLORADO U.S.A.  IN FEDERAL DISTRICT COURT IN DENVER, COLORADO U.S.A.  AND THE MASTER LICENSEE (AND EACH OWNER) IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND WAIVES ANY OBJECTION THE MASTER LICENSEE, (OR SUCH NAMED INDIVIDUAL) MAY HAVE TO EITHER THE JURISDICTION OF OR VENUE IN SUCH COURTS.  NOTWITHSTANDING THE FOREGOING, THE LICENSOR MAY BRING AN ACTION FOR A TEMPORARY RESTRAINING ORDER, TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF, OR TO ENFORCE AN ARBITRATION AWARD, IN ANY FEDERAL, STATE, PROVINCIAL OR OTHER APPLICABLE COURT OF GENERAL JURISDICTION IN THE LICENSED TERRITORY.

18.4.           INJUNCTIVE RELIEF.  NOTWITHSTANDING THE ABOVE PROVISION FOR ARBITRATION, THE LICENSOR AND THE MASTER LICENSEE SHALL EACH HAVE THE RIGHT IN THE PROPER CASE TO OBTAIN INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION.  THE MASTER LICENSEE AGREES THAT THE LICENSOR MAY OBTAIN SUCH INJUNCTIVE RELIEF, WITHOUT BOND, BUT UPON DUE NOTICE, AND THE MASTER LICENSEE’S SOLE REMEDY IN THE EVENT OF THE ENTRY OF SUCH INJUNCTIVE RELIEF SHALL BE THE DISSOLUTION OF SUCH INJUNCTIVE RELIEF, IF WARRANTED, UPON HEARING DULY HAD; PROVIDED, HOWEVER, THAT ALL CLAIMS FOR DAMAGES BY REASON OF THE WRONGFUL ISSUANCE OF ANY SUCH INJUNCTION ARE HEREBY EXPRESSLY WAIVED BY THE MASTER LICENSEE.

19.           MISCELLANEOUS PROVISIONS

19.1.           Modification.  The parties may modify this Agreement only on execution of a written agreement between the parties; provided, however, that the Master Licensee acknowledges that this Agreement may be amended by the Licensor in its sole discretion, after it has been reviewed by legal counsel in the Licensed Territory in order to bring the Agreement into conformity with applicable laws and regulations.  The Master Licensee acknowledges that the Licensor may modify its standards and specifications and operating and marketing techniques set forth in the Operations Manual unilaterally under any conditions and to the extent to which the Licensor, in its sole discretion, deems necessary to protect, promote, or improve the Marks and the quality of the Licensed Methods, but under no circumstances will such modifications be made arbitrarily without such determination.  Master Licensee acknowledges that it has received Licensor’s current Franchise Disclosure Document with a Japan addendum, attached hereto as Exhibit E, at least seven days before signing this Agreement or paying any consideration to Licensor.

19.2.           Delegation.  The Master Licensee may not delegate any of its duties under this Agreement, unless it has received the prior written consent of the Licensor.

19.3.           Entire Agreement.  This Agreement contains the entire agreement between the parties and supersedes any and all prior agreements concerning the subject matter hereof.  The Master Licensee agrees and understands that the Licensor shall not be liable or obligated for any oral representations or commitments made prior to the execution hereof and that no modifications of this Agreement shall be effective except those in writing and signed by both parties.  The Licensor does not authorize and will not be bound by any representation of any nature other than those expressed in this Agreement.  The Master Licensee further acknowledges and agrees that no representations have been made to it by the Licensor regarding projected sales volumes, market potential, revenues, profits or operational assistance other than as stated in this Agreement or in any disclosure document provided in connection herewith.  This Agreement shall not be effective until it is signed by an officer of the Licensor.

19.4.           Anti-Terrorism Representation.  The Master Licensee represents to the Licensor that it and all persons or entities holding any legal or beneficial interest whatsoever in the Master Licensee are not included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as it may be amended.

19.5.           Anti-Corruption Representation.  The Master Licensee represents that it is generally familiar with the provisions of the U.S. Foreign Corrupt Practices Act (“FCPA”) and any similar anti-corruption law in the country(ies) comprising the Licensed Territory and, in connection therewith, warrants and represents to the Licensor that neither the Master Licensee nor any of its officers, directors, employees, agents or other representatives has performed or will perform any of the following acts in connection with this Agreement, any sale made or to be made hereunder, any compensation paid or to be paid hereunder, or any other transactions involving the business interests of the Master Licensee: pay, offer or promise to pay, or authorize the payment of, any money or give or promise to give, or authorize the giving of, any services or anything else of value, either directly or through a third party, to any official or employee of any governmental authority or instrumentality, or of a public international organization, or of any agency or subdivision thereof, or to any political party or official thereof or to any candidate for political office for the purpose of (i) influencing any act or decision of that person in his official capacity, including a decision to fail to perform his official functions with such governmental agency or instrumentality or such public international organization or such political party, (ii) inducing such person to use his influence with such governmental agency or instrumentality or such public international organization or such political party to affect or influence any act or decision thereof or (iii) securing any improper advantage.  If for any reason this Agreement or either party hereto is the subject of any governmental review, inquiry or investigation under the FCPA or similar law, the Master Licensee shall cooperate fully and shall promptly respond to requests to provide documents, information and assistance made in connection with such review, inquiry or investigation.

19.6.           No Right to Set-Off.  The Master Licensee shall not be allowed to set off amounts owed to the Licensor in respect of any amounts due hereunder, against any monies owed to the Master Licensee, which right of set off is hereby expressly waived by the Master Licensee.

19.7.           Fees and Costs.  In the event of any default on the part of either party to this Agreement, in addition to all other remedies, the party in default will pay the aggrieved party all amounts due and all damages, costs and expenses, including reasonable attorneys’ fees and translation costs, incurred by the aggrieved party in any legal action, arbitration or other proceeding as a result of such default, plus interest at the lesser of 20% annually or the highest rate allowable by law, accruing from the date of such default.

19.8.           Severability.  If any provision of this Agreement is held invalid in a final decision from which no appeal is or can be taken, such provision shall be deemed modified to eliminate the invalid element and, as so modified, such provision shall be deemed a part of this Agreement as though originally included.  The remaining provisions of this Agreement shall not be affected by such modification.

19.9.           Notices.  All notices required to be given under this Agreement shall be given in writing, by certified air mail, or by hand, or by an overnight delivery service providing documentation of receipt, at the addresses set forth in the first paragraph of this Agreement or at such other addresses as the Licensor or the Master Licensee may designate from time to time in accordance with this Section, and shall be deemed to be received seven days from the date of mailing, registered air mail, or when received via overnight delivery, or immediately if delivered by hand, as may be applicable.

19.10.           Excuse of Performance.  Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties hereto shall be subject to all laws, both present and future, or any requests of any government or any department, agency or corporation thereof having jurisdiction over this Agreement, and to war, acts of God, or any cause of like or different kind beyond the control of the parties, and the parties shall be excused from performance of any obligation hereunder to the extent such failure is caused by any law, order, regulation, direction, request or contingency; provided, however, that such excuse of performance shall be limited to the period during which such excuse of performance exists and shall not affect the running of the term of this Agreement.

19.11.           Approval Within Licensed Territory.  Any approval of this Agreement by the appropriate authorities in the Licensed Territory which is required to enable the Master Licensee to enter into this Agreement, perform under the terms of this Agreement, do business with the Licensor, or to make payments to the Licensor hereunder in United States dollars in the United States of America shall be the sole responsibility of the Master Licensee, except as otherwise set forth herein.

19.12.           Applicable Law.  This Agreement shall be interpreted in accordance with the laws of Colorado, U.S.A.

19.13.           Translation of Agreement.  The English language shall be regarded as the authoritative and official text of this Agreement.  However, this Agreement will be translated into the language in dominant use in the Licensed Territory, at the Master Licensee’s expense, in the event that translation is necessary for the purpose of registration of the Agreement with the applicable government authorities.  Nevertheless, in the event that discrepancies exist between the English and such translated text, the English text shall be considered the official text of the Agreement.

 [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

/s/ Bryan J. Merryman

By: Bryan J. Merryman, Chief Operating Officer

MASTER LICENSEE:

RMCF Asia, Ltd.

/s/ Masahiro Oyama

By: Masahiro Oyama, Director and Chief Operating Officer

EXHIBIT A

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

ADDENDUM TO
MASTER LICENSE AGREEMENT
FOR RMCF ASIA, LTD.

THIS ADDENDUM to the Rocky Mountain Chocolate Factory, Inc. Master License Agreement for the country of Japan dated April 27, 2012 (“Agreement”), is made and entered into as of the same date by and between ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (“Licensor”) and RMCF Asia, Ltd. (“Master Licensee”).  This Addendum modifies certain terms and conditions of the Agreement and, in the event of a conflict in terms between the Agreement and this Addendum, the terms of this Addendum shall be controlling.  To the extent not otherwise defined in this Addendum, all initial capitalized references shall have the same definition as set forth in the Agreement.

1.           Licensed Territory.  The Licensed Territory, reference in Section 1.3 of the Agreement, is defined as the country of Japan.

2.           License Fee.  The Master Licensee shall pay the Licensor the License Fee in accordance with Section 3.1 of the Agreement in the total amount of U.S. $[***] payable:

(a)           U.S. $[***] upon the execution of this Agreement.

(b)           U.S. $[***] due and payable each year on the anniversary date of this Agreement until the License Fee has been paid in full, except as possibly modified in (c) below.

(c)           [***]

(d)           At the end of the initial term of the Agreement, the Master Licensee may secure successor franchise rights granted under the Agreement for consecutive terms of ten years each by paying a successor Master License fee of $[***].

3.           Continuing Fees.  In accordance with Section 3.3 of the Agreement, the Master Licensee shall pay the Licensor on the thirtieth day of each month, [***]% of Gross Retail Sales, as referenced in Section 3.4 of the Agreement.

4.           Development Schedule.  The Development Schedule (“Development Schedule”), as referenced in Section 5.2 of the Agreement, shall be: a minimum of 10 new Stores opened and operating each year for 10 years for a total minimum of 100 Stores open and operating in the Licensed Territory at the expiration of the initial term of the Agreement.

5.           Right of First Refusal - Additional Territories.  Provided this Agreement is then in full force and effect and no event of default of this Agreement shall have occurred, Master Licensee shall have the right of first refusal to acquire an exclusive master license for the People’s Republic of China, including Hong Kong, and Taiwan, and South Korea (collectively the “Additional Territories” or individually an “Additional Territory”), under the following terms and conditions:

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

a.           If Licensor enters into negotiations with a third party for a ROCKY MOUNTAIN CHOCOLATE FACTORY master license for one or more countries comprising the Additional Territories, Licensor shall notify Master Licensee of such fact and shall include in such notice the Additional Territory or Territories involved and other terms on which Licensor is prepared to offer the ROCKY MOUNTAIN CHOCOLATE FACTORY master license to such third party (“Third Party Offer”).  Master Licensee shall have a period of fifteen days from the date of delivery of the notice to notify Licensor whether Master Licensee elects to exercise the right granted hereby to acquire the ROCKY MOUNTAIN CHOCOLATE FACTORY Master License under the same terms and conditions as set forth in the Third Party Offer.  If Master Licensee fails to give any notice to Licensor within the required fifteen day period, Master Licensee shall be deemed to have waived its right to acquire the ROCKY MOUNTAIN CHOCOLATE FACTORY Master License.

b.           If Master Licensee so waives its right to acquire the ROCKY MOUNTAIN CHOCOLATE FACTORY master license in accordance with the Third Party Offer, Licensor shall have the right to grant the master license to the third party upon the same terms and conditions as are set forth in the Third Party Offer, and upon the execution of such agreement between Licensor and the third party, this right of first refusal as to the Additional Territory or Territories involved shall thereafter be null, void and of no further force or effect.

c.           If Licensor does not enter into an agreement with such third party, Licensor shall not thereafter engage in other negotiations with respect to a master license for a ROCKY MOUNTAIN CHOCOLATE FACTORY master license for any country comprising the Additional Territories without first complying with the provisions of this Section 19.14.

d.           Upon the exercise by Master Licensor of its right of first refusal as provided in this Section 19.14, Licensor and Master Licensee shall, within ten days after Master Licensee delivers to Licensor notice of its election, enter into a master license agreement under the same terms and conditions as set forth in the Third Party Offer.

6.           Master License Office.  The Master License Office, as referenced in Section 5.3 of the Agreement, shall be located at:  1/F Nihon Jitensha Kaikan 1, 1-9-15 Akasaka, Minato-ku, Tokyo, 107-0052, Japan, telephone number:  81-3-6277-7351.

7.           Early Termination  Notwithstanding any other provision set forth in the Agreement or this Addendum, the Agreement shall automatically terminate and be of no further force or effect on (a) ___________________, 2012 if the payment set forth in Section 2(b) of this Addendum has not been received by Licensor on or before that date, or (b) ____________________ if the payment set forth in Section 2(c) of this Addendum has not been received by Licensor on or before the due dates.

8.           Effectiveness of Agreement.  To the extent not amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

/s/ Bryan J. Merryman

By: Bryan J. Merryman, Chief Operating Officer

MASTER LICENSEE:

RMCF Asia, Ltd.

/s/ Masahiro Oyama

By: Masahiro Oyama, Director and Chief Operating Officer

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

ADDENDUM TO
MASTER LICENSE AGREEMENT
FOR RMCF ASIA, LTD.

CONSENT TO COMPETITIVE BUSINESS

THIS ADDENDUM to the Rocky Mountain Chocolate Factory, Inc. Master License Agreement for the country of Japan dated April 27, 2012 (“Agreement”), is made and entered into as of the same date by and between ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (“Licensor”) and Rocky Mountain Chocolate Factory, Ltd. – Asia Master Licensee (“Master Licensee”).  This Addendum modifies certain terms and conditions of the Agreement and, in the event of a conflict in terms between the Agreement and this Addendum, the terms of this Addendum shall be controlling.  To the extent not otherwise defined in this Addendum, all initial-capitalized references shall have the same definition as set forth in the Agreement.  The Licensor and the Master Licensee agree as follows:

WHEREAS, Rocky Mountain Chocolate Factory, Inc., (Licensor) and  Rocky Mountain Chocolate Factory, Ltd. – Asia Master Licensee (Master Licensee) have entered into a Master License Agreement dated April 27, 2012 (“Master License Agreement”) where by the Licensor has granted the Licensee the right to use the Rocky Mountain Chocolate Factory name and associated trademarks and service marks (“RMCF Marks”), to develop the sub-franchise retail outlets in its licensed territory, and sell an extensive line of premium chocolates and other confectionery products manufactured by the Licensor (“RMCF Products”), and

WHEREAS, the Licensor recognizes that the Master Licensee is and was prior to this Master License Agreement, a competitive retailer and franchisor of candy, chocolates and other confectionery products; and

WHEREAS, the Licensor and the Master Licensee agree that both may benefit from the Master Licensee’s experience and expertise in its operations described above;

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Licensor does hereby decree that Sweet Factory Japan Co., Ltd. is an approved competitive business and may continue to operate as such throughout the term of this Master License Agreement.  As such, Section 16 of the Master License Agreement shall not apply to Sweet Factory Japan Co., Ltd.

Ratification of Master License Agreement.  This Addendum is an integral part of the Master License Agreement.  Except as modified or supplemented by this Addendum, the terms of the Master License Agreement are ratified and confirmed.

Entire Agreement.  This Addendum and the Master License Agreement constitute the entire and complete agreement between the parties concerning the subject matter hereof, and supersede any and all prior agreements between the parties.  No amendment, change, or variance from this Addendum will be binding on either party unless mutually agreed to by the parties and executed by them or their authorized officers or agents in writing.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the Effective Date set forth above.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

/s/ Bryan J. Merryman

By: Bryan J. Merryman, Chief Operating Officer

MASTER LICENSEE:

RMCF Asia, Ltd.

/s/ Masahiro Oyama

By: Masahiro Oyama, Director and Chief Operating Officer

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

ADDENDUM TO
MASTER LICENSE AGREEMENT
FOR RMCF ASIA, LTD.

MASTER LICENSE OFFICE APPROVAL

The Master License Office for the purposes of this Addendum shall be:  Sweet Factory Japan Co., Ltd., 1/F Nihon Jitensha Kaikan 1, 1-9-15 Akasaka, Minato-ku, Tokyo, 107-0052, Japan.

The business address for any notices mailed pursuant to Section 19.9 of the Agreement shall be changed to read as follows:

By execution hereof, the Licensor hereby approves the above-stated Master License Office and Master Licensee acknowledges and warrants that (1) the approval of the master License Offices does not constitute a guarantee, recommendation or endorsement of the Master Office; and (2) that the Licensor has complied with its obligations under the Agreement to assist the Master Licensee by provision of criteria for the Master License Office and determination of fulfillment of the requisite criteria for the Master License Office, such determination based on information provided by the Master Licensee.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

/s/ Bryan J. Merryman

By: Bryan J. Merryman, Chief Operating Officer

MASTER LICENSEE:

RMCF Asia, Ltd.

/s/ Masahiro Oyama

By: Masahiro Oyama, Director and Chief Operating Officer

EXHIBIT B

FRANCHISE AGREEMENT

PLEASE NOTE:  WHAT FOLLOWS IS THE ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. FRANCHISE AGREEMENT USED IN THE UNITED STATES.  THE FRANCHISE AGREEMENT TO BE USED IN THE COUNTRY OF JAPAN WILL BE IN A FORM SUBSTANTIALLY SIMILAR TO THE ATTACHED AGREEMENT; PROVIDED, HOWEVER, THE FRANCHISE AGREEMENT WILL BE REVISED AS NECESSARY TO COMPLY WITH THE LAWS OF JAPAN AND TO MEET THE NEEDS OF THE MASTER LICENSEE AS DESCRIBED IN THE MASTER LICENSE AGREEMENT.

EXHIBIT C

MARK REGISTRATIONS IN THE LICENSED TERRITORY

None.  The Licensor is currently investigating the use and registration of the mark “ROCKY MOUNTAIN” by a third-party registrant in the Licensed Territory and the Licensor has retained trademark counsel for the purpose of registering Licensor’s “ROCKY MOUNTAIN CHOCOLATE FACTORY” Mark in the Licensed Territory.  Master Licensee acknowledges that it has been given a copy of a letter dated January 26, 2012 from Masanori Komatsu of the Asamura Patent Office, P.C. to representatives of Licensor regarding registering the mark ROCKY MOUNTAIN CHOCOLATE FACTORY in Japan and that Master Licensee has been given the opportunity to speak with Mr. Komatsu.  Master Licensee acknowledges that it may be required to utilize a mark other than ROCKY MOUNTAIN CHOCOLATE FACTORY in connection with the Stores and products in the Licensed Territory.

EXHIBIT D

CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

THIS AGREEMENT (“Agreement”), dated  April 27, 2012, by and between ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (“Licensor”) and Masahiro Oyama a(n) [director, officer, partner, principal, employee, agent or stockholder] of RMCF Asia, Ltd. (“Master Licensee”).

The Licensor has granted to the Master Licensee, pursuant to that certain Master License Agreement dated April27, 2012, (the “Master License Agreement”), the right to develop and subfranchise ROCKY MOUNTAIN CHOCOLATE FACTORY Store franchises in Japan (“Licensed Territory”).  The undersigned, in consideration of the receipt or use of the Operations Manual and other information proprietary to the Licensor, including but not limited to methods, recipes, strategies and techniques developed by the Licensor relating to the operations, marketing, training, advertising, trade secrets, and other confidential data (collectively referred to as “Proprietary Information”), agrees with the Licensor as follows:

(1)           The undersigned acknowledges that the Operations Manual and other Proprietary Information now or hereafter provided to Master Licensee by the Licensor is proprietary to the Licensor and must be held in the utmost and strictest confidence.

(2)           The undersigned represents and agrees that the undersigned will not, without the prior written consent of the Licensor, either:

(i)           Duplicate or otherwise reproduce the Operations Manual or other Proprietary Information;

(ii)          Deliver or make available the Operations Manual or other Proprietary Information to any person other than an authorized representative of the Licensor;

(iii)         Discuss or otherwise disclose the contents of the Operations Manual or other Proprietary Information to any person other than an authorized representative of the Licensor; or

(iv)         Use the Operations Manual or other Proprietary Information to his, her or its commercial advantage other than in connection with the operation of the Master License business created and granted by the Master License Agreement.

(3)           While the Master License Agreement is in effect, neither the undersigned, nor any member of his or her immediate family, shall directly or indirectly engage in or participate as an owner, officer, partner, director, agent, franchise sales agent, employee, shareholder or otherwise, in any other business which engages in, or licenses or franchises others to engage in, a business which is the same or substantially similar to a ROCKY MOUNTAIN CHOCOLATE FACTORY Store, including without limitation, any business operating a retail wholesale, distribution or manufacturing business deriving more than 5% of their gross receipts from the sale of candy, cookies, other confectionery products, and related non-confectionery items similar to items sold by ROCKY MOUNTAIN CHOCOLATE FACTORY Stores (“Competitive Business”), without having first obtained the Licensor’s written consent.

(4)           The undersigned has acquired from the Licensor confidential information regarding Licensor’s trade secrets and Licensed Methods which, in the event of a termination of the Master License Agreement, could be used to injure the Licensor.  As a result, neither the undersigned, nor any member of his or her immediate family, shall, for a period of two years from the date of termination, transfer or expiration of the Master License Agreement, without having first obtained the Licensor’s written consent, engage in or participate as an owner, officer, partner, director, franchise sales agent, agent, employee, shareholder or otherwise, in any Competitive Business which is operating, as of the date of such termination, transfer or expiration, anywhere within twenty five kilometers of any ROCKY MOUNTAIN CHOCOLATE FACTORY Store which is operating as of the date of such termination, transfer or expiration, unless such right is granted pursuant to a separate agreement with the Licensor.

(5)           The undersigned agrees that during the term of the Master License Agreement, and for a period of one year thereafter, it shall in no way solicit or attempt to solicit the employees of or the business or customers of, or interfere with the business relationship established with employees or customers of, the Master Licensee, Licensor or any other ROCKY MOUNTAIN CHOCOLATE FACTORY Store.

(6)           All initial capitalized terms set forth herein that are not otherwise defined in this Agreement shall have the meaning ascribed to them in the Master License Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date set forth above.

AGREED TO BY:

/s/ Masahiro Oyama
By: Masahiro Oyama, Director and Chief Operating Officer

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

/s/ Bryan J. Merryman
By: Bryan J. Merryman, Chief Operating Officer

EXHIBIT E

ADDENDUM TO THE
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
DISCLOSURE DOCUMENT
REQUIRED FOR JAPAN

RISK FACTOR:  AS OF THE DATE OF THIS DISCLOSURE DOCUMENT, THE “ROCKY MOUNTAIN CHOCOLATE FACTORY” MARK IS NOT REGISTERED IN JAPAN.  SEE ITEM 13 FOR MORE INFORMATION.  ROCKY MOUNTAIN CHOCOLATE FACTORY HAS LIMITED OBLIGATIONS UNDER THE MASTER LICENSE AGREEMENT TO PROTECT ANY RIGHTS WHICH THE MASTER LICENSEE HAS TO USE THE TRADEMARKS OR TRADENAMES.  THE MASTER LICENSEE MAY BE REQUIRED TO PAY FOR ONE-HALF OF THE COSTS OF LEGAL PROCEEDINGS TO PROTECT ITS PROPERTY INTEREST IN THE ROCKY MOUNTAIN CHOCOLATE FACTORY TRADEMARKS.  THESE FACTORS SHOULD BE TAKEN INTO ACCOUNT IN DETERMINING WHETHER OR NOT TO PURCHASE THIS MASTER LICENSE.

Item 1:  As of February 28, 2011, Rocky Mountain Chocolate Factory, Inc. had approximately 260 employees.

Item 8:  The names and stock ownership of the shareholders that own more than 10% of the issued and outstanding common stock of Rocky Mountain Chocolate Factory, Inc. are disclosed in the Report on Form 13G filed with the Securities and Exchange Commission on February 13, 2012, a copy of which is attached to this Addendum as Exhibit A.

Item 8:  The Master Licensee will not be obligated to purchase a minimum amount of chocolate or candy products or uniforms from Rocky Mountain Chocolate Factory, Inc.; provided, however, that the Master Licensee is obligated to purchase all boxed chocolates and candy products and supplies from which certain confections will be made in the Stores, and uniforms, from  Rocky Mountain Chocolate Factory, Inc. throughout the term of the Master License Agreement.

Item 11:  The business hours, business days and holidays of the ROCKY MOUNTAIN CHOCOLATE FACTORY Stores will vary depending on the hours of the shopping center in which each Store is located.

Item 13:  Rocky Mountain Chocolate Factory, Inc. does not have a registration for its mark “ROCKY MOUNTAIN CHOCOLATE FACTORY” in the Licensed Territory.  Rocky Mountain Chocolate Factory, Inc. is aware of a third party using the registered mark “ROCKY MOUNTAIN” for confections in the Licensed Territory.

Item 20:  The number of Franchise Agreements that have been renewed or granted successor franchise rights in the past three fiscal years are as follows:  FY 2011: Twenty (20), FY 2010: Twenty-Four (24), FY2009: Seventeen (17).

EXHIBIT A

Page 1 of 8

<SEC-DOCUMENT>0001483885-12-000006.txt : 20120213
<SEC-HEADER>0001483885-12-000006.hdr.sgml : 20120213
<ACCEPTANCE-DATETIME>20120213141717
ACCESSION NUMBER: 0001483885-12-000006
CONFORMED SUBMISSION TYPE: SC 13G
PUBLIC DOCUMENT COUNT: 2
FILED AS OF DATE: 20120213
DATE AS OF CHANGE: 20120213

SUBJECT COMPANY:

COMPANY DATA:
COMPANY CONFORMED NAME: ROCKY MOUNTAIN CHOCOLATE FACTORY INC
CENTRAL INDEX KEY: 0000785815
STANDARD INDUSTRIAL CLASSIFICATION: SUGAR & CONFECTIONERY PRODUCTS [2060]
IRS NUMBER: 840910696
STATE OF INCORPORATION: CO
FISCAL YEAR END: 0228

FILING VALUES:
FORM TYPE: SC 13G
SEC ACT: 1934 Act
SEC FILE NUMBER:005-38695
FILM NUMBER: 12597940

BUSINESS ADDRESS:
STREET 1: 265 TURNER DR
CITY: DURANGO
STATE: CO
ZIP: 81301
BUSINESS PHONE: 3032590554

MAIL ADDRESS:
STREET 1: 265 TURNER DRIVE
CITY: DURANGO
STATE: CO
ZIP: 81301

FILED BY:

COMPANY DATA:
COMPANY CONFORMED NAME: FIRST DALLAS HOLDINGS INC
CENTRAL INDEX KEY: 0001483885
IRS NUMBER: 752278916
STATE OF INCORPORATION: TX
FISCAL YEAR END: 0731

FILING VALUES:
FORM TYPE: SC 13G

BUSINESS ADDRESS:
STREET 1: 2905 MAPLE AVENE
CITY: DALLAS
STATE: TX
ZIP: 75201
BUSINESS PHONE: 214-954-1177

MAIL ADDRESS:
STREET 1: 2905 MAPLE AVENE
CITY: DALLAS
STATE: TX
ZIP: 75201
</SEC-HEADER>
<DOCUMENT>
<TYPE>SC 13G
<SEQUENCE>1
<FILENAME>rmcf2011dec.txt

3/21/2012

Page 2 of 8

<DESCRIPTION>RMCF DECEMBER 31, 2011
<TEXT>

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13G

Under the Securities Exchange Act of 1934

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Common Stock, $0.03 par value

774678403

December 31, 2011

Check the appropriate box to designate the ruà pursuant to which this Schedule is filed:

X Rule 13d-1(b)

Rule 13d-1(c)

Rule 13d-1(d)

NOTE:The remainder of this cover page shall befilled out for a reporting person's initial filing on this form with respct to the subject class of securities, and for any subsequent amendment ontaining information which would alter the disclosures provided in a prio cover page.

The information required in the remainder of his cover page shall not be deemed to be "filed" for the purpose of Sectio 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to tà liabilities of that section of the Act but shall be subject to all other povisions of the Act.

Persons who respond to the collection of infomation contained in this form are not required to respond unless the form dàplays a currently valid OMB control number.

CUSIP No. 774678403

1. Names of Reporting Persons.

FIRST DALLAS HOLDINGS, INC.

2. Check the Appropriate Box if a Member of aGroup

(a)

(b)

3. SEC Use Only

4. Citizenship or Place of Organization

Texas

5. Sole Voting Power: 0

6. Shared Voting Power: 530,000

7. Sole Dispositive Power: 0

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8. Shared Dispositive Power: 719,839

9. Aggregate Amount Beneficially Owned by EachReporting Person: 719,839

10. Check if the Aggregate Amount in Row (9) Excludes Certain Shares

11. Percent of Class Represented by Amount inRow (9): 11.7%

12. Type of Reporting Person: HC

CUSIP No. 774678403

1. Names of Reporting Persons.

CRAIG D. HODGES

2. Check the Appropriate Box if a Member of aGroup

(a)

(b)

3. SEC Use Only

4. Citizenship or Place of Organization

MR. HODGES IS A UNITED STATES CITIZEN

5. Sole Voting Power: 0

6. Shared Voting Power: 530,000

7. Sole Dispositive Power: 0

8. Shared Dispositive Power: 719,839

9. Aggregate Amount Beneficially Owned by EachReporting Person: 719,839

10. Check if the Aggregate Amount in Row (9) Excludes Certain Shares

11. Percent of Class Represented by Amount inRow (9): 11.7%

12. Type of Reporting Person (See Instructions): IN

CUSIP No. 774678403

1. Names of Reporting Persons.

First Dallas Securities, Inc.

2. Check the Appropriate Box if a Member of aGroup

(a)

(b)

3. SEC Use Only

4. Citizenship or Place of Organization

Texas

5. Sole Voting Power: 0

6. Shared Voting Power: 0

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7. Sole Dispositive Power: 0

8. Shared Dispositive Power: 86,903

9. Aggregate Amount Beneficially Owned by EachReporting Person: 86,903

10. Check if the Aggregate Amount in Row (9) Ecludes Certain Shares

11. Percent of Class Represented by Amount inRow (9): 1.4%

12. Type of Reporting Person (See Instructions): IA, BD

CUSIP No. 774678403

1. Names of Reporting Persons.

Hodges Capital Management, Inc.

2. Check the Appropriate Box if a Member of aGroup

(a)

(b)

3. SEC Use Only

4. Citizenship or Place of Organization

Texas

5. Sole Voting Power: 0

6. Shared Voting Power: 530,000

7. Sole Dispositive Power: 0

8. Shared Dispositive Power: 632,936

9. Aggregate Amount Beneficially Owned by EachReporting Person: 632,936

10. Check if the Aggregate Amount in Row (9) Ecludes Certain Shares

11. Percent of Class Represented by Amount inRow (9): 10.3%

12. Type of Reporting Person (See Instructions): IA

CUSIP No. 774678403

1.Names of Reporting Persons.

Hodges Fund, A Series of professionally ManagedPortfolios

2. Check the Appropriate Box if a Member of aGroup

(a)

(b)

3. SEC Use Only

4. Citizenship or Place of Organization

Massachusetts

5. Sole Voting Power: 0

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Page 5 of 8

6. Shared Voting Power: 530,000

7. Sole Dispositive Power: 0

8. Shared Dispositive Power: 530,000

9. Aggregate Amount Beneficially Owned by EachReporting Person: 530,000

10. Check if the Aggregate Amount in Row (9) Ecludes Certain Shares

11. Percent of Class Represented by Amount inRow (9): 8.7%

12. Type of Reporting Person (See Instructions): IV

Item 1.

(a) Name of Issuer:
Rocky Mountain Chocolate Factory, Inc.

(b) Address of Issuer's Principal Executive Ofices:
25 Turner Drive
Durango, CO 81303

Item 2.

(a) Name of Person Filing:

First Dallas Holdings, Inc.("FDHI")
Craig D. Hodges
First Dallas Securities, Inc.("FDSI")
Hodges Capital Management, Inc.("HCM")
Hodges Fund

(b) Address of Principal Business Office or, f none, Residence:
2905 Maple Ave.
Dallas, Texas 75201

(b) Citizenship:
First Dallas Holdings, Inc. is a Texas corporation.
Craig D. Hodges is a citizen of the United States.
First Dallas Securities, Inc. is a Texas corporation.
Hodges Capital Management is a Texas corporatin.
Hodges Fund is a series of a Massachusetts busness trust.

(d) Title of Class of Securities:
Common Stock, Par Value $0.03

(e) CUSIP Number:
774678403

Item 3. If this statement is filed pursuant to SS240.13d-1(b) or 240.13d-2(b) or (c), check whether the person filing is a:

(g) X A parent holding company or control peson in accordance with
S 240.13d-1(b)(1)(ii)(G).

Item 4. Ownership.

Provide the following information regarding the aggregate number and percentage of the class of securities of the issuer identfied in Item 1.

(a) Amount beneficially owned:

First Dallas Holdings, Inc. 719,839

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Page 6 of 8

Craig D. Hodges	719,839
First Dallas Securities, Inc.	86,903
Hodges Capital Management, Inc.	632,936
Hodges Fund	530,000

(b) Percent of class:

First Dallas Holdings, Inc.	11.7%
Craig D. Hodges	11.7%
First Dallas Securities, Inc.	1.4%
Hodges Capital Management, Inc.	10.3%
Hodges Fund	8.7%

The calculation of the percentage of beneficià ownership of the Company's common stock is based upon 6,126,007 shares outstanding on January 1, 2012, as disclosed by the Company in its Quarterly Report on Form 10-Q for the quarter ended November 30, 2011.

(c) Number of shares as to which the person has:

(i) Sole power to vote or to direct the vote:

First Dallas Holdings, Inc	0
Craig D. Hodges	0
First Dallas Securities, Inc.	0
Hodges Capital Management, Inc.	0
Hodges Fund	0

(ii) Shared power to vote or to direct the vote

First Dallas Holdings, Inc.	530,000
Craig D. Hodges	530,000
First Dallas Securities, Inc.	0
Hodges Capital Management, Inc.	530,000
Hodges Fund	530,000

(iii) Sole power to dispose or to direct the disposition of:

First Dallas Holdings, Inc.	0
Craig D. Hodges	0
First Dallas Securities, Inc.	0
Hodges Capital Management, Inc.	0
Hodges Fund	0
Hodges Equity Income Fund	0

(iv) Shared power to dispose or to direct the disposition of:

First Dallas Holdings, Inc.	719,839
Craig D. Hodges	719,839
First Dallas Securities, Inc.	86,903
Hodges Capital Management, Inc.	532,936
Hodges Fund	530,000

The reported shares are shares of common stockof the Issuer, par value $0.03.

All 719,839 of the reported shares collectively, the ("reported Shares") may be deemed as beneficially owned by FDHI, whichis the owner of FDSI and HCM, and Craig D. Hodges, who is the controlling shareholder of FDHI.

86,903 of the Reported Shares are held in separate accounts managed by FDSI, each of which, individually, owns lessthan 1% of the common stock of the Issuer(each a "Separate Account").FDSI is a registered broker-dealer and an investment adviser registered with the SEC. 102,936 of the Reported Shares are held in Separate Accounts managed by HCM, which is also an investment adviser registered with the SEC.

530,000 of the Reported Shares are held by theHodges Fund which is

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Page 7 of 8

a Professionally Managed Portfolios, an investmnt company registered under the Investment Company Act of1940. The investment adviser to this fund is HCM, which may be deemd to be a beneficial owner of the funds Reported Shares.

Item 5. Ownership of Five Percent or Lessof a Class

If this statement is being filed to report thefact that as of the date hereof the reporting person has ceased to be the benficial owner of more than five percent of the class of securities, check thefollowing.

Item 6. Ownership of More than Five Percenton Behalf of Another Person.

Not Applicable

Item 7. Identification and Classification of the Subsiiary Which Acquired the Security Being Reported on By the Parent Hlding Company or Control Person

First Dallas Securities, Inc. is wholly-ownedby First Dallas Holdings, Inc., and is a registered investment adviser in accodance with S 240.13d-1(b)(1)(ii)(E)

Hodges Capital Management, Inc. is wholly-ownd by First Dallas Holdings, Inc., and is a registered investment adviser in accodance with S 240.13d-1(b)(1)(ii)(E)

Item 8. Identification and Classification of Members ofthe Group

Not Applicable.

Item 9. Notice of Dissolution of Group

Not Applicable.

Item 10.Certification

By signing below I certify that, to the best o my knowledge and belief, the securities referred to above were acquired andare held in the ordinary course of business and were not acquired and are notheld for the purpose of or with the effect of changing or influencing the contol of the issuer of the securities and were not acquired and are not hld in connection with or as a participant in any transaction having that pupose or effect.

Exhibits

Exhibit 1:
Joint Filing Agreement dated February 13, 2012,among FDHI, Craig D. Hodges, FDSI, HCM and Hodges Fund.

SIGNATURE

After reasonable inquiry and to the best of myknowledge and belief, I certify that the information set forth in this statemnt is true, complete and correct.

Date: February 13, 2012

Craig D. Hodges
Chairman

</TEXT>
</DOCUMENT>
<DOCUMENT>
<TYPE>EX-99
<SEQUENCE>2
<FILENAME>rmcfexhibit1dec2011.txt

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7

Page 8 of 8

<DESCRIPTION>JOINT FILING AGREEMENT
<TEXT>
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Seurities Exchange Act of 1934 as amended, the undersigned agree to the jointfiling on behalf of each of them of a Statement on Schedule 13G (includingany and all amendments thereto) with respect to the common stock of Rocky Moutain Chocolate Factory, inc. and further agree that this Joint Filing Agrement shall be included as an Exhibit to such joint filings. The undersignedfurther agree that each party hereto is responsiblefor the timely filing ofsuch Statement on Schedule 13G and any amendments thereto, and for the accuray and completenessof the information concerning such party contained threin; provided, however,that no party is responsible for the accuracy or cmpleteness of the information concerning any other party,unless such party kows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in ounterparts with the same effect as if the signature on each counterpart were pon the same instrument.

IN WITNESS WHEREOF, each of the undersigned ha executed this Agreement as of February 13, 2012.

FIRST DALLAS HOLDINGS, INC.

By: /s/ Craig D. Hodges
Name: Craig D. Hodges
Title: Chairman

/s/ Craig D. Hodges
Craig D. Hodges

FIRST DALLAS SECURITIES, INC.

By: /s/_Craig D. Hodges
Name: Craig D. Hodges
Title: Chairman

HODGES CAPITAL MANAGEMENT, INC.

By: /s/_Craig D. Hodges
Name: Craig D. Hodges
Title: Chairman

HODGES FUND, A SERIES OF PROFESSIONALLY MANAGE PORTFOLIOS

By: HODGES CAPITAL MANAGEMENT, INC., ADVISERTO HODGES FUND

By: /s/_Craig D. Hodges
Name: Craig D. Hodges
Title: Chairman
</TEXT>
</DOCUMENT>
</SEC-DOCUMENT>

3/21/2012

8

RECEIPT OF FRANCHISE DISCLOSURE DOCUMENT
BY MASTER LICENSEE FOR JAPAN

This Disclosure Document summarizes certain provisions of the franchise agreement and other information and is used in the United States to disclose prospective franchisees.  Read this Disclosure Document and all agreements carefully.

If Rocky Mountain Chocolate Factory offers you a franchise, it must provide this Disclosure Document to you 7 calendar days before you sign a binding agreement with, or make a payment to, the franchisor or an affiliate in connection with the proposed franchise sale.

The franchisor is Rocky Mountain Chocolate Factory, Inc., located at 265 Turner Drive, Durango, Colorado 81303, Telephone:  (970) 259-0554.

I received a Disclosure Document dated June 27, 2011, that included the following Exhibits:

A	List of State Agencies/Agents for Service of Process	H-3	Addendum to Franchise Agreement – Online Order Fulfillment Program
B	Franchise Agreement	H-4	Gift Card Program Agreement
C	List of Franchisees	I-1	Amendment to Franchise Agreement – Renewal
D	Franchisees Who Have Left the System	I-2	Amendment to Franchise Agreement – Transfer
E	Financial Statements	I-3	Amendment to Franchise Agreement - Relocation
F	Operations Manual Table of Contents	J	General Release
G	Sublease and Assignment Agreements	K	State Addenda and Riders to Disclosure Document,
H-1	Addendum to Franchise Agreement –		Franchise Agreement and Other Exhibits
	Satellite Stores	L	Closing Acknowledgment
H-2	Addendum to Franchise Agreement – Temporary Stores	M	Receipt of Disclosure Document

RMCF Asia, Ltd.
Name of Master Licensee Entity

Date: April 5, 2012	/s/ Masahiro Oyama
(Do not leave blank)	Masahiro Oyama
Director and Chief Operating Officer